UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Trico Marine Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number

Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
April 29, 2008
Dear Stockholders:
     On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2008 annual meeting of stockholders of Trico Marine Services, Inc. on Thursday, June 12, 2008 at 1001 Fannin Street, Conference Center 26D, Houston, Texas 77002, at 9:00 am, local time.
     Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
     At this year’s annual meeting, you will be asked to vote on the election of directors and the ratification of PricewaterhouseCoopers LLP’s appointment as Trico’s independent registered public accounting firm.
     Your vote is important. We urge you to read this Proxy Statement carefully, and to vote by proxy for your Board’s nominees by marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope, or by voting by telephone or internet, whether or not you plan to attend the Annual Meeting. Instructions are on the Proxy card.
     The proxy statement and the accompanying Proxy card are being mailed to our stockholders on or about April 29, 2008.
     Whether you plan to attend the meeting or not, I encourage you to vote promptly so your shares will be represented at the meeting.
     Thank you for your cooperation and continued support.

Sincerely,

Joseph S. Compofelice
Chairman of the Board

Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 12, 2008
To Our Stockholders:
     The 2008 annual meeting of stockholders of Trico Marine Services, Inc. will be held on Thursday, June 12, 2008 at 1001 Fannin Street, Conference Center 26D, Houston, Texas 77002, at 9:00 am, local time. At the annual meeting, stockholders will be asked to:
1.	Elect two Class I directors to hold office until our 2011 annual meeting of stockholders and until their successors have been elected and qualified;

2.	Ratify the appointment of PricewaterhouseCoopers LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	Consider any other business properly brought before the annual meeting.
     Our Board of Directors has fixed the close of business on April 18, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders will be available for examination at the annual meeting and at our corporate office for the ten days prior to the annual meeting.
     SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IT IS IMPORTANT THAT YOU READ THE PROXY STATEMENT AND FOLLOW THE INSTRUCTIONS ON YOUR PROXY CARD TO VOTE BY MAIL, TELEPHONE OR THE INTERNET. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED.
     THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE AS PROVIDED IN THE PROXY STATEMENT.

By Order of the Board of Directors,

Rishi A. Varma
Corporate Secretary
Houston, Texas
April 29, 2008

YOUR VOTE IS IMPORTANT:
If you hold your shares in registered name, please submit a proxy
FOR the two directors nominated by the Board of Directors in Proposal 1 and FOR the ratification of
PricewaterhouseCoopers as the Company’s independent registered public accounting firm in Proposal 2 by following the instructions on your proxy card to vote by mail, telephone or Internet.
If you hold your shares through a bank, broker or other custodian, you will receive a voting instruction form from your custodian. Please return this form promptly and instruct them to vote your shares
FOR the two directors in Proposal 1 and FOR the ratification of PricewaterhouseCoopers as the
Company’s independent registered public accounting firm in Proposal 2 on the Proxy card.

Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
April 29, 2008
PROXY STATEMENT
INTRODUCTION
     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Trico Marine Services, Inc. (the “Company” or “Trico”), for use at the 2008 annual meeting of stockholders to be held on Thursday, June 12, 2008 at 1001 Fannin Street, Conference Center 26D, Houston, Texas 77002, at 9:00 am, local time, and any postponements or adjournments thereof. We are mailing this proxy statement and Proxy card to you on or about April 29, 2008.
     At the Annual Meeting, stockholders will be asked to consider and to vote to elect two Class I directors. The Board of Directors of the Company (the “Board”) has nominated Richard A. Bachmann and Kenneth M. Burke as its candidates for election to our Board.
     OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NAMED NOMINEES ON THE PROXY CARD.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	WHY AM I RECEIVING THIS PROXY STATEMENT?

A:	Our Board of Directors is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on April 18, 2008, the record date for the meeting, and are entitled to vote at the meeting. The proxy statement, along with a Proxy card or a voting instruction form, is being mailed to stockholders beginning April 29, 2008. This proxy statement contains information relating to your vote at the annual meeting. You do not need to attend the annual meeting to vote your shares if you submit a proxy.

Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At the annual meeting, our stockholders will be asked to: (i) elect two directors, (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and (iii) consider any other matter that properly comes before the meeting.

Q:	WHEN AND WHERE WILL THE MEETING BE HELD?

A:	The meeting will be held on Thursday, June 12, 2008 at 1001 Fannin Street, Conference Center 26D, Houston, Texas 77002 at 9:00 am, local time.

Q:	WHO IS SOLICITING MY PROXY?

A:	Our Board of Directors is soliciting your proxy to vote at our 2008 annual meeting of stockholders. By completing and returning the Proxy card or voting instruction card, you are authorizing the proxy holders to vote your shares at our annual meeting as you have instructed them on the card.

Q:	HOW MANY VOTES DO I HAVE?

A:	You have one vote for every share of our common stock that you owned on the record date.

Q:	HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

A:	As of the record date, we had 15,089,936 shares of common stock outstanding. Accordingly, a total of 15,089,936 votes, in the aggregate, can be cast by our stockholders.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:	Our Bylaws provide that a majority of the outstanding shares of stock entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of our stockholders. As of the record date, 7,544,969 shares of common stock constitute a majority of our outstanding stock entitled to vote at the meeting.

Q:	HOW DO YOU DETERMINE WHETHER A SHARE IS PRESENT AT THE MEETING?

A:	A share is present at the annual meeting if the record holder of that share either votes it in person at the meeting or has properly submitted a proxy in accordance with this proxy statement authorizing the proxy holders to vote such share. In addition, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting.

Q:	WHAT IS A BROKER NON-VOTE?

A:	Under the rules that govern brokers who have record ownership of shares that they hold in street name for clients who beneficially own such shares, a broker may vote such shares in its discretion on “routine” matters if the broker has not received voting instructions from its client, but a broker cannot exercise its own discretion to vote such shares on certain “non-routine” matters absent voting instructions from its client. When a broker votes a client’s shares on some but not all of the proposals presented at the meeting, each non-routine proposal for which the broker cannot vote because it has not received a voting instruction from the client is referred to as a “broker non-vote.”

The director election and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm are both routine matters, and a broker will be permitted to vote its client’s shares in the broker’s discretion absent instructions from its client on these matters.

We urge you to provide instructions to your broker to ensure that your votes will be counted on these important matters. You should vote your shares by following the instructions provided on the voting instruction card and returning your Proxy card to your broker to ensure that a Proxy card is voted on your behalf.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	If your shares are registered directly in your name with our transfer agent, then you are considered, with respect to those shares, the “stockholder of record.” The proxy statement and Proxy card have been directly mailed to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by mailing the voting instruction form included in the mailing to your custodian; you may also vote your proxy by telephone or internet or by following their instructions for voting on the voting instruction form.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

A:	Our directors are elected by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. Votes withheld from a nominee’s election, as well as abstentions and broker non-votes with respect to a nominee’s election, will effectively count as a vote “against” such nominee’s election.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2008. Absentions and broker non-votes will effectively count as votes “against” this proposal.

In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP by the required vote, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of our Company and our stockholders.

If you are a record holder and you sign a Proxy card, return it to the Company but give no direction regarding a voting matter, the shares will be voted “FOR” the election of the two nominees for Class I directors named in this Proxy Statement and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Q:	HOW DO I VOTE?

A:	Voting in Person at the Meeting. If you are a stockholder of record as of April 18, 2008 and attend the annual meeting, you may vote in person at the meeting. If your shares are held by a broker, bank or other nominee (i.e., in “street name”) and you wish to vote in person at the meeting, you will need to contact your broker, bank or other nominee that holds your shares of record to obtain a legal proxy allowing attendance at the annual meeting.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares in your own name as a holder of record, you may vote your shares by signing, dating and mailing the enclosed Proxy card in the pre-paid envelope we have provided.

Voting by Proxy for Shares Registered in Street Name. If your shares are held in street name, you will receive instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted by mail, telephone or internet.

Voting by Internet. You may vote your shares via the Internet by following the instructions on your proxy card and going to the website www.proxyvote.com, 24 hours a day, 7 days a week.

Voting by Telephone. You may vote your shares on a touch-tone telephone by calling toll-free 1-800-690-6903 24 hours a day, 7 days a week and following the instructions on your proxy card.

Q:	CAN I REVOKE MY PROXY?

A:	If you give a proxy, you may revoke it in one of three ways:
•	submit a valid new proxy card with a later date to our Corporate Secretary, Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027;

•	notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•	vote in person at the annual meeting, in which case your previously submitted proxy will not be used.
Q:	WHAT IF I DON’T VOTE FOR A MATTER LISTED ON MY PROXY CARD?

A:	If you return the Proxy card without indicating your vote for a director, your shares will be voted FOR each of the nominees listed on your card. If you return the Proxy card without indicating your vote with respect to the ratification of the appointment of our independent registered public accounting firm, then your shares will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:	WHO PAYS FOR SOLICITING PROXIES?

A:	We bear the cost of preparing, assembling and mailing the notice, proxy statement and Proxy card for the annual meeting. Proxies may be solicited by mail, personal interview, telephone and other means of communication. We may also solicit by means of press releases and advertisements in periodicals. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies and we will reimburse their reasonable out-of-pocket expenses.

The Securities and Exchange Commission (the “SEC”) permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

A number of brokerage firms have instituted householding. As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report and/or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports and/or proxy statements wishes to receive a single annual report and/or proxy statement in the future, that shareholder should contact his broker or send a request to our Corporate Secretary at: Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, TX 77027, telephone number (713) 780-9926. We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the 2007 annual report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Q:	COULD OTHER MATTERS BE DECIDED AT THE MEETING?

A:	The Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	DO I NEED TO BRING ANY DOCUMENTATION TO ATTEND THE ANNUAL MEETING?

A:	If you plan to attend the meeting in person, please bring proper identification and proof of ownership of your shares. If your shares are held in street name, you will need to bring a letter from your broker stating that you owned our stock on the record date or an account statement showing that you owned our stock on the record date.

Q:	WHEN ARE DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS DUE FOR THE 2009 ANNUAL MEETING?

A:	If you want to nominate candidates for election as director at the 2009 annual meeting, you must submit written notice of your director nomination(s) to our Corporate Secretary at 3200 Southwest Freeway, Houston Texas 77027. Your notice must be delivered to or mailed and received by our Corporate Secretary by March 30, 2009, and must otherwise comply with the notice procedures and other requirements of the SEC’s rules governing stockholder proposals.

If you want us to include a proposal in the Company’s proxy statement and form of proxy for the 2009 annual meeting, you must submit written notice of your proposal to our Corporate Secretary. Your notice must be delivered to or mailed and received by our Corporate Secretary no later than December 30, 2008 and must otherwise comply with the notice procedures and other requirements set forth in our Bylaws. We will include in our proxy statement and form of proxy only proposals meeting the requirements of applicable SEC rules.

If you want to present a proposal at the 2009 annual meeting but do not wish to have it included in our proxy statement and form of proxy, you must submit written notice to our Corporate Secretary. Your notice must be delivered to or mailed and received by our Corporate Secretary no later than March 30, 2009 and must otherwise comply with the notice and other requirements set forth in our Bylaws.

If you would like a copy of our Bylaws, please contact our Corporate Secretary. Failure to comply with our applicable procedures and deadlines set forth in the Bylaws or the SEC rules may preclude your proposed director nominees and your proposal from being considered at the next annual meeting.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	We intend to announce preliminary voting results at the annual meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of 2008, which we expect to file on or before August 10, 2008. You can obtain a copy of the Form 10-Q by logging on to our website at www.tricomarine.com, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Our website does not constitute part of this document.

PROPOSAL ONE: ELECTION OF DIRECTORS
     Our Board of Directors is comprised of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. Richard A. Bachmann and Kenneth M. Burke are currently serving terms that expire at the 2008 annual meeting of stockholders. Joseph S. Compofelice and Ben A. Guill are currently serving terms that expire at the 2009 annual meeting of stockholders. Edward C. Hutcheson, Jr., Myles W. Scoggins and Per Staehr are currently serving terms that expire at the 2010 annual meeting of stockholders.
     Our Board has nominated Messrs. Bachmann and Burke for re-election at this year’s annual meeting to serve three-year terms expiring at the annual meeting in 2011. Shares cannot be voted for more than two nominees for the 2008 election of directors, and only one vote per share may be cast for a given nominee.
     In accordance with applicable law, even if a director’s term expires, he or she will continue in office until a successor is elected and qualified or until the director resigns or is removed from the Board. Accordingly, if an incumbent is not re-elected, and a successor is not elected to a three-year term by the required vote, the incumbent will remain in office after this annual meeting and the incumbent’s seat on the Board will be subject to election at the 2009 annual meeting.
     Unless you withhold authority to vote for the election of directors, your Proxy card will be voted “FOR” the election of Messrs. Bachmann and Burke. Each of the nominees has consented to serve if elected. If any of the nominees should decline or be unable to serve as a director, the persons named in the accompanying Proxy card will vote in accordance with their best judgment. We have no reason to believe that any of the nominees will be unwilling or unable to serve. However, if any nominee is not available for election, the Board may name a substitute nominee for whom votes will be cast.
General Information about the Board of Directors, Directors Standing for Re-Election and Directors Continuing in Office
     The table below sets forth information about Messrs. Bachmann and Burke the two nominees standing for re-election to our Board of Directors at the 2008 annual meeting. The table also includes information about our other directors whose terms will continue after the 2008 annual meeting:

			Director
Nominees	Age	Principal Occupation, Business Experience and Directorships	Since	Term Expiring

Richard A. Bachmann	63	Mr. Bachmann founded and has served since 1998 as Chairman and Chief Executive Officer of Energy Partners, Limited, an independent exploration and production company focused on deep water of the Gulf of Mexico and the continental shelf. From 1989 to 1995, he served as Director, and from 1995 to January 1997, as Director, President and Chief Operating Officer, of The Louisiana Land and Exploration Company, an independent oil and gas exploration company.	2005	2008

Kenneth M. Burke	59	Mr. Burke retired in 2004 after a 31 year career with Ernst & Young, a public accounting firm. During his time at Ernst & Young, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast area and also served as coordinating Partner primarily for energy and oilfield service companies.	2005	2008

			Director
Nominees	Age	Principal Occupation, Business Experience and Directorships	Since	Term Expiring

		Mr. Burke also is a former chairman of the AICPA Oil & Gas Committee. He has been a Director of Pride International, Inc., a provider of onshore and offshore drilling and related services worldwide, since December 2006. Mr. Burke also serves on the Audit and Compensation Committees of the Board of Directors of Pride International, Inc.

Joseph S. Compofelice	58	Mr. Compofelice has served as our Chairman of the Board since May 2004 and as our Chief Executive Officer since July 9, 2007. From March 31, 2005 through August 31, 2005, Mr. Compofelice served as our Interim Chief Executive Officer. Mr. Compofelice has served as Managing Director of Houston Capital Advisors LP (f/k/a Catalina Capital Advisors LP), a boutique financial advisory, merger and acquisition investment bank since 2004. He was President and Chief Executive Officer of Aquilex Services Corp. (service and equipment provider to the power generation industry) from October 2001 to October 2003. From 1998 through 2000, Mr. Compofelice was the Chairman and Chief Executive Officer of CompX International Inc. (a provider of hardware components to the office furniture, computer and other industries). From 1994 to 1998, he was Director and Chief Financial Officer at NL Industries, Inc., Titanium Metals Corporation and Tremont Corp. Prior to that Mr. Compofelice was President of the Oilfield Equipment Group of Baroid Corporation and President of Smith Drilling Systems oilfield service entities.	2003	2009

Ben A. Guill	57	Mr. Guill was appointed to the Board on February 13, 2008. Until April 2007, Mr. Guill was President of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in September 1998. Prior to joining First Reserve, Mr. Guill was the Managing Director and Co-head of Investment Banking of Simmons & Company International, an investment banking firm specializing in the oil service industry. Mr. Guill also serves on the board of directors of National Oilwell Varco, which designs, manufactures and sells equipment and components used in oil and gas drilling and production operations and provides oilfield services and supply chain integration services to the upstream oil and gas industry. In addition, Mr. Guill is a board member of Cheniere Energy Partners, L.P., a limited partnership formed to develop, own and operate an LNG facility in Louisiana.	2008	2009

			Director
Nominees	Age	Principal Occupation, Business Experience and Directorships	Since	Term Expiring

Edward C. Hutcheson, Jr.	62	Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of Platte River Ventures, a private equity firm investing in industrial companies. From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with a publicly-owned financial services company which merged to form Sanders Morris Harris Group. Mr. Hutcheson co-founded Crown Castle International Corp. in 1994, serving as Chief Executive Officer or Chairman from its inception to March 1997. He continues to serve as a director of the company. Crown Castle, with a $10 billion market capitalization, owns and operates 23,000 wireless communication sites in the US and Australia. From 1987 through 1993, Mr. Hutcheson served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. His assignments included serving as President, Chief Operating Officer and director of the holding company from 1990 through 1993. He also serves as a director of the following privately-owned manufacturing companies in the aerospace industry: Aero Design & Manufacturing, Inc., Giddens Industries, Inc., Precision Machine Works, Inc. and Tell Tool, Inc.	1994	2010

Myles W. Scoggins	60	Dr. Scoggins is the Lead Director of the Board of Directors. In June 2006, Dr. Scoggins was appointed President of Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry. Dr. Scoggins retired in 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp., where he held senior executive positions in the upstream oil and gas business. From 1999 to 2004 he served as Executive Vice President of ExxonMobil Production Co. Prior to the merger of Mobil and Exxon in late 1999, he was President, International Exploration & Production and Global Exploration, and an officer, director and member of the executive committee of Mobil Oil Corp. (a wholly-owned subsidiary of Mobil Corp.) Since August 2005 Dr. Scoggins has served as a Director and a member of Finance and Audit Committee and Management Performance Committee of Questar Corp., a natural gas focused energy company and a Director of a subsidiary of Questar Corp. — Questar Market Resources Corp. In addition, since June 2007, Dr. Scoggins has served as a Director and member of the Governance and Nominating Committee of Veneco, Inc., an oil and gas exploration and production company. He also serves as director or advisory board member for the Colorado Oil and Gas Association (director), the U.S. Department of Energy’s National Renewable Energy Laboratory National Advisory Council (member), and the Colorado Renewable Energy Authority (director).	2005	2010

			Director
Nominees	Age	Principal Occupation, Business Experience and Directorships	Since	Term Expiring

Per Staehr	64	Mr. Staehr has served since 2001 as Chairman of A2SEA A/S, the leading European offshore wind turbine installation company. From 1997 to 2004, he served as Chief Executive Officer, Chairman and Chief Country Representative of Bombardier Transportation UK Ltd., a global leader in the rail equipment manufacturing and service industry. Prior to that time, Mr. Staehr held senior positions within the Danish A.P. Moller Group (shipping and offshore oil), including his service as President of Maersk Contractors, an international offshore drilling and contracting company. Mr. Staehr is a director of Arrow Light Rail Ltd., a special purpose company formed to design, fund, build and operate a modern light rail tram system for Nottingham, Daniamant ApS, a manufacturer of IMO/SOLAS certified lights for emergency lifejackets and rafts, Chairman of Riegens Ltd., a developer of technical lighting solutions in the UK, and Director of LPA Group Ltd., a supplier of Lighting and Power systems for rail and aviation systems. He is also Chairman of The Rail Media Group and Chairman of Rovsing Dynamics A/S, which provides condition monitoring equipment to the offshore and power industries.	2005	2010
     Each of the two individuals nominated by our Board of Directors’ has extensive business as well as relevant industry experience to help guide the Company. Mr. Bachmann has over 27 years of executive experience in the oil and gas exploration industry. Mr. Burke has over 30 years of experience in public accounting, including serving as a coordinating Partner for energy and oilfield service companies.
OUR BOARD OF DIRECTORS HAS NOMINATED MESSRS. BACHMANN AND BURKE FOR RE-
ELECTION AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF
EACH OF MESSRS. BACHMANN AND BURKE, THE CLASS I NOMINEES ON THE PROXY CARD.
Board and Committee Meetings
     During 2007, our Board of Directors held 34 Board and Committee meetings. Each director attended at least 75% of the combined number of meetings of the Board of Directors and committees of which he was a member during 2007.
Director Independence
     Our Board of Directors has reviewed the independence of our directors using the independence standards of The Nasdaq Stock Market LLC (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, our Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that the following members of the Board of Directors currently are independent within the meaning of the Nasdaq listing standards currently in effect: Dr. Scoggins, Mr. Burke, Mr. Hutcheson, Mr. Staehr, Mr. Guill and Mr. Bachmann.
     In addition, the members of the Audit Committee of the Board of Directors also each qualify as “independent” under special standards established by the SEC for members of audit committees, and the Audit Committee includes at least one member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Richard A. Bachmann and Kenneth M. Burke are the independent directors who have been determined to be audit committee financial experts. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Bachmann’s and Mr. Burke’s respective experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Bachmann or Mr. Burke any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and Board of Directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.
Board Committees
     Our Board of Directors has, as standing committees, an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategic Committee. Our Directors are encouraged to attend committee meetings. The Board of Directors has affirmatively determined that each member of each of our Audit Committee, Compensation Committee and Nominating and Governance Committee is “independent” within the meaning of Nasdaq listing standards and the requirements of the SEC. Current members of the individual committees are named below:

Nominating and
Audit	Compensation	Governance	Strategic
Burke*	Hutcheson*	Scoggins*	Compofelice*
Bachmann	Guill	Bachmann	Burke
Guill	Scoggins	Staehr	Hutcheson
Scoggins

*	Chairman of the committee
     The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Strategic Committee, which sets forth each committee’s purposes, responsibilities and authority. The Board of Directors has also adopted Corporate Governance Guidelines, a Proper Business Practices and Ethics Policy (which includes complaint procedures for financial, accounting and audit matters) and a Financial Code of Ethics for Senior Officers. These committee charters, guidelines, codes and procedures are available on our website at www.tricomarine.com. You may also contact our Corporate Secretary at (713) 780-9926 for paper copies free of charge. Changes to or material waivers of our Financial Code of Ethics will be immediately disclosed via our website at www.tricomarine.com.
Audit Committee
     The Audit Committee assists the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. During 2007, the Audit Committee was comprised of Messrs. Burke, Bachmann, Hutcheson and Scoggins. Mr. Guill was added to the Audit Committee in February 2008, replacing Mr. Hutcheson on such committee. During 2007, the Audit Committee held 5 meetings. Messrs. Bachmann and Burke have been designated “audit committees financial experts” as prescribed by the SEC. Each member of the Audit Committee is “independent” as defined by the Nasdaq listing standards. A copy of the Audit Committee charter is available on our website at www.tricomarine.com.

Compensation Committee
          The Compensation Committee’s responsibility primarily is to recommend for Board approval the compensation arrangements for our Chief Executive Officer and other senior management, including establishment of salaries and bonuses and other compensation for executive officers of our Company; to approve any compensation plans in which officers and directors of our Company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; and to review significant issues that relate to changes in benefit plans. The Compensation Committee is authorized to retain the services of independent outside consultants to assist in its efforts. During 2007, the Compensation Committee was comprised of Messrs. Burke, Hutcheson and Scoggins. Mr. Guill was added to the Compensation Committee in February 2008, replacing Mr. Burke on such committee. During 2007, the Compensation Committee held 7 meetings. Each member of the Compensation Committee is “independent” as defined by the Nasdaq listing standards.
          Please see “Compensation Discussion and Analysis” for a description of the process and procedures for consideration and determination of executive compensation.
Compensation Committee Interlocks and Insider Participation
          During fiscal year 2007, no member of the Compensation Committee was an officer or employee or former officer or employee of the Company. No Compensation Committee member had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934. During fiscal year 2007, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board.
Nominating and Governance Committee
          The Nominating and Governance Committee assists our Board of Directors in identifying qualified individuals to become directors, in determining the size and composition of the Board of Directors and its committees and in overseeing the evaluation of the Board of Directors and management. It also is charged with developing and maintaining an appropriate set of corporate governance principles for us and generally monitoring developments in corporate governance. During 2007, the Nominating and Governance Committee was, and currently is, comprised of Dr. Scoggins and Messrs. Bachmann and Staehr. During 2007, the Nominating and Governance Committee held 2 meetings. Each member of the Nominating and Governance Committee is “independent” as defined by the Nasdaq listing standards.
          The Nominating and Governance Committee identifies potential nominees for director, other than potential nominees who are current directors standing for re-election, through business and other contacts. The Nominating and Governance Committee may in the future also choose to retain a professional search firm to identify potential nominees for director.
          The Nominating and Governance Committee recommends nominees to our Board and our Board is ultimately responsible for proposing a slate of nominees to our stockholders for election to the Board, using information provided by the committee. In the event that a majority of the members of the Nominating and Governance Committee are up for re-election to the Board, our Board of Directors (with those interested directors abstaining) will evaluate nominees and propose a slate of nominees to our stockholders for election to the Board.
          The Nominating and Governance Committee believes that nominees to our Board of Directors must meet certain minimum qualifications, including the achievement of significant success in business or extensive financial expertise, a commitment to representing the long-term interests of our stockholders in the aggregate, adequate time to devote to the business of the Board, and high ethical and moral standards and integrity.
          In addition, the Nominating and Governance Committee evaluates a potential nominee in relation to all nominees by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has experience and expertise that is relevant to our business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting us;

•	whether the potential nominee has experience as a board member of a U.S. publicly-held company with global operations, and with regard to any prior board experience the history, nature and overall contribution to such board;

•	whether the potential nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with our best interests and the best interests of all of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.
          In addition, with respect to an incumbent director whom the Nominating and Governance Committee is considering as a potential nominee for re-election, it reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. Each of the nominees for director at the 2008 annual meeting of stockholders is a current director standing for re-election.
          Any stockholder of record entitled to vote for the election of directors at a meeting of stockholders may nominate candidates for election to our Board of Directors by submitting written notice of your director nomination(s) to our Corporate Secretary at Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027, provided that such stockholder is a stockholder of record at the time of giving of the notice. The notice must be delivered to or mailed and received by our Corporate Secretary 30 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders (in the case of an annual meeting) or not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first (in the case of a special meeting at which directors are to be elected). The notice must set forth:
•	the information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected.
          In addition, the stockholder must provide:
•	his or her name and address, as they appear on our books and records; and

•	the number of shares of our common stock that he or she beneficially owns;
          The stockholder should also include an affidavit signed by the proposed nominee certifying that he or she meets the qualifications necessary to serve as a director.
          Stockholder nominees for the 2009 annual meeting of stockholders must be received no later than March 30, 2009.

Strategic Committee
          The purpose of the Strategic Committee is to serve as a catalyst as well as monitor the development and implementation of the Company’s business strategies. It works with management to develop Board focus on issues and recommendations which will further the Company’s strategy and the strategic planning process. During 2007, the Strategic Committee held 4 meetings.
Executive Sessions; Communications with the Board; Meeting Attendance
          Our Board of Directors has adopted a policy providing that the independent directors will meet in executive session without any management present at each regularly scheduled Board meeting, or more frequently if necessary. The independent directors have designated Dr. Scoggins as the lead director.
          Any stockholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to c/o Corporate Secretary, Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027. The Corporate Secretary will forward the stockholder’s communication directly to the appropriate director or directors.
          Separately, the Audit Committee of our Board has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. Individuals may notify the Chairman of the Audit Committee in writing, describing in sufficient detail the practice, event or circumstance at issue, by sending the notice to the attention of the Chairman of the Audit Committee, c/o Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027, or to the Company’s Designated Recipient in the manner described on our website (www.tricomarine.com).
          Concerns related to possible violations of our Proper Business Practices and Ethics Policy and Financial Code of Ethics should be reported pursuant to the procedures outlined therein. Copies of both documents are available on our website (www.tricomarine.com)
          Guidelines adopted by our Board of Directors recommend that all directors personally attend each annual and special meeting of our stockholders. All of our Directors attended the 2007 annual meeting of stockholders.
Director Compensation
          The following table sets forth the compensation earned by our non-employee directors for the year ended December 31, 2007:

					Change in
					pension value
					and
				Non-equity	nonqualified
	Fees Earned or	Stock	Option	incentive plan	deferred	All other
	paid in cash	awards	awards	compensation	compensation	compensation
Name	($)	(1)(2) ($)	(2)(3) ($)	($)	earnings ($)	($)	Total ($)
Joseph S. Compofelice	$124,516	$100,000	—	—	N/A	—	$224,516
Non-Executive Chairman of the Board(4)

Kenneth M. Burke	75,000	100,000	—	—	N/A	—	175,000
Chair of the Audit Committee

Richard A. Bachmann	65,000	100,000	—	—	N/A	—	165,000

					Change in
					pension value
					and
				Non-equity	nonqualified
	Fees Earned or	Stock	Option	incentive plan	deferred	All other
	paid in cash	awards	awards	compensation	compensation	compensation
Name	($)	(1)(2) ($)	(2)(3) ($)	($)	earnings ($)	($)	Total ($)
Edward C. Hutcheson, Jr	70,000	100,000	—	—	N/A	—	170,000
Chair of the Compensation Committee

Myles W. Scoggins	70,000	100,000	—	—	N/A	—	170,000
Chair of the Nominating and Governance Committee

Per Staehr	65,000	100,000	—	—	N/A	—	165,000

(1)	On March 21, 2007, each director was granted 2,702 shares of restricted stock. All of the restrictions lapsed on April 2, 2007. At December 31, 2007, the following number of shares of our common stock held by our directors were outstanding: Mr. Compofelice, 76,802 shares; Mr. Burke, 7,702 shares; Mr. Bachman, 9,702 shares; Mr. Hutcheson, 5,382 shares; Mr. Scoggins, 9,702 shares; and Mr. Staehr, 4,702 shares.

(2)	Dollar amounts represent the compensation expense recognized in 2007 with respect to outstanding award grants based on the grant date fair value of the respective award, in accordance with Statement of Financial Accounting Standards 123R, whether or not granted during 2007. See note 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on February 25, 2008 for a discussion of the assumptions made in determining these amounts.

(3)	Mr. Compofelice was granted 200,000 option awards on March 15, 2005, 33-1/3% of which vested immediately and were exercised, leaving a balance of 133,400 option awards to vest in four equal annual installments beginning March 15, 2006. On July 9th, 2007 Mr. Compofelice was granted 50,000 options which vest in three equal annual installments beginning on July 9th, 2008. As of December 31, 2007, Mr. Compofelice had 66,700 vested options and 116,700 unvested options outstanding.

(4)	Board compensation for Mr. Compofelice reflects a monthly retainer as Chairman of the Board up to July 9, 2007, when he was appointed as the Company’s Chief Executive Officer. As of and after that date, Mr. Compofelice received no compensation for his service on the Board of Directors.

     In 2007, each non-employee director (except our Non-Executive Chairman) received an annual cash retainer of $65,000. Our Non-Executive Chairman received a monthly retainer of $20,000 until such time as he was appointed as our Chief Executive Officer in July 2007. The chairman of the Audit Committee received an additional annual retainer of $10,000, and the chairmen of each of the Nominating and Governance Committee and the Compensation Committee each received an additional annual retainer of $5,000.
     Each non-employee Director had the opportunity to enroll in the Company’s health insurance program at the same cost as for employees of the Company. All Directors were reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
     A director who is also an employee receives no additional compensation for services as a director.

EXECUTIVE OFFICERS
General
          Certain information concerning our executive officers as of the date of this proxy statement is set forth below.

Name	Age	Position With Our Company
Joseph S. Compofelice	58	Chairman of the Board and Chief Executive Officer
Geoff A. Jones	51	Vice President and Chief Financial Officer
Robert O’Connor	45	Senior Vice President of Business & Strategic Development
D. Michael Wallace	55	Chief Executive Officer – Eastern Marine Services Limited
Rishi A. Varma	35	Chief Administrative Officer, Vice President and General Counsel
Gerald Gray	64	Vice President (Trico UK) of International Operations
Tomas R. Salazar	45	Global Director of Sales and Marketing
Ray Hoover	52	Global Director of Technical Services
          Joseph S. Compofelice. Information concerning Mr. Compofelice is set forth in the section above entitled “Proposal One: Election of Directors— General Information about the Board of Directors, Directors Standing for Re-Election and Directors Continuing in Office.”
          Geoff A. Jones. Geoff A. Jones has served as our Vice President and Chief Financial Officer since August 31, 2005. Prior to this, he had served as our Treasurer since March 2005 and Corporate Controller and Secretary since February 2004. From April 2002 to February 2004, Mr. Jones was in private consulting practice. From December 2001 to April 2002, Mr. Jones was Controller, North America, of Aggreko, Inc. From May 2001 to December 2001, Mr. Jones was Vice President, Finance, at Sunland Construction, Inc., a pipeline construction company. From February 2000 to May 2001, Mr. Jones was Corporate Controller of Petroleum Helicopters, Inc., a helicopter service company providing aviation services to the offshore oil and gas, onshore mining, international, air medical and technical services industries.
          Robert O’Connor. Robert O’Connor has served as our Senior Vice President of Business & Strategic Development since July 2006. From December 2000 until June 2006, Mr. O’Connor served as Vice-President of Financial Sales of The CIT Group, Inc., a commercial and consumer finance company.
          D. Michael Wallace. D. Michael Wallace has served as the Chief Executive Officer of Eastern Marine Services Limited, our joint venture with China Oilfield Services Limited, since December 2006. From November 2002 until December 2006 he served as our Vice President, Emerging Markets and Head of Global Marketing. From January 2000 to November 2002, Mr. Wallace was Vice President of Marine Division with ASCO US LLC, a wholesale petroleum broker. From December 1996 to December 1999, Mr. Wallace was General Manager for Tidewater Marine, Inc., an offshore supply vessel company, in Venezuela.
          Rishi A. Varma. Rishi A. Varma has served as our General Counsel, Corporate Secretary and Director of Corporate Governance since May 2005. In March 2007, Mr. Varma was promoted to Chief Administrative Officer. In June 2006, Mr. Varma also became a Vice President. From February 2003 until April 2005, Mr. Varma was Securities Counsel and Director of Corporate Governance with EGL, Inc., an international freight forwarder company. From February 2000 to May 2002, Mr. Varma was an associate in the Business and Technology group of the law firm of Brobeck, Phleger and Harrison, L.P. From August 1997 until January 2000, Mr. Varma was an associate in the corporate department of the law firm of Rosenman & Colin, LLP.
     Gerald Gray. Gerald Gray joined Trico as our Vice President (Trico UK) of International Operations in August 2007. Mr. Gray is responsible for operations in the North Sea and West Africa. Mr. Gray has been in the marine industry for over 33 years serving in various managerial and other roles with Tidewater, Seabulk Offshore and Rigdon Marine. Mr. Gray has been responsible for operations in, among others, Africa, Southeast Asia, the Middle East and Norway. In each of those roles, Mr. Gray’s core strength has been in international operations for a U.S.

company. Specifically, Gerry has spent a majority of his career managing the growth, development and stability of international divisions of global companies with headquarters in the U.S.
     Tomas R. Salazar. Tomas R. Salazar has served as our Global Director of Sales and Marketing since January 2008 and is directly responsible for our U.S., Mexico and Brazil operations. Mr. Salazar joined Trico in January 2007 as International Sales and Marketing Director. Prior to joining Trico, Mr. Salazar served as the international sales and marketing director for Seabulk International, Inc., a provider of marine support and transportation services, for three years. Prior to that, Mr. Salazar spent over fifteen years with BP p.l.c., a finder, producer, and marketer of natural resources, in positions ranging from Business Development Manager for Latin America to Director of Strategic Planning.
     Ray Hoover. Ray Hoover has served as our Global Director of Technical Services since August 2007. From 2003 until August 2007, Mr. Hoover served as our Director of Operations for the Gulf of Mexico. From 1989 to 2003 Mr. Hoover filled various roles (Port Engineer to Manager of Operations) at ENSCO Marine Company, a division of ENSCO International, a U.S. based drilling contractor. From 1986 to 1989 Mr. Hoover served as a field technician for service companies maintaining marine equipment.
Code of Ethics
          We have adopted a Financial Code of Ethics (“Financial Code”), which satisfies the requirements for a code of ethics under SEC rules and regulations. The Financial Code contains the ethical principles by which the chief executive officer, chief financial officer (or other principal financial officer), controller (or other principal accounting officer) and other senior financial officers (the “Senior Officers”) are expected to conduct themselves when carrying out their duties and responsibilities. Senior Officers must also comply with our Proper Business Practices and Ethics Policy (“Ethics Policy”). If any substantive amendments are made to the Financial Code or if we grant any waiver, including any implicit waiver, from a provision of the Financial Code, we will disclose the nature of such amendment or waiver within four business days on our Internet website at www.tricomarine.com. Copies of the Financial Code and the Ethics Policy are available on the investor relations page of our Internet website.
TRANSACTIONS WITH RELATED PERSONS
Related Persons Policies and Procedures
          From time to time we may engage in transactions with “related persons.” Related persons are directors and executive officers or their immediate family members, stockholders owning more than 5% of our common stock, or any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Audit Committee is responsible for reviewing certain transactions with related persons including those which meet the minimum threshold for disclosure in the proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).
          In the course of its review and approval or ratification of such a transaction, the Audit Committee will consider various aspects of the transaction it deems appropriate, which may include:
•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction;

•	Whether such transaction might affect the independent status of a director under Nasdaq independence standards;

•	The importance of the transaction to the related person and to us; and

•	Whether the transaction could impair the judgment of a director or executive officer to act in our best interest.

          We have various processes for identifying, reporting and reviewing conflicts of interests, including related person transactions. Our Ethics Policy provides that no director, officer or other employee shall engage in business or conduct, or enter into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest. The Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute and review a questionnaire to our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which they or their family members have an interest.
          Our policies and procedures for approval or ratification or transactions with “related persons” is not contained in a single policy or procedure; but instead in various corporate documents such as our Ethics Policy, our Corporate Governance Practices and Policies, and in our Audit Committee charter.
          Our Audit Committee will consider the facts and circumstances of proposed related person transaction. After our Audit Committee makes a determination regarding the proposed transaction, the decision will be conveyed to our General Counsel who will communicate the decision to the appropriate persons at the Company. Our directors of accounts payable and accounts receivable will produce quarterly reports of any amounts paid or payable to, or received or receivable from, any related person, and those reports will be provided to our General Counsel to determine whether there are any “related person” transactions that were not previously approved or previously ratified under our policies and procedures. In connection with this process or otherwise, if our management becomes aware of a “related person” transaction that has not been previously approved or ratified under our policy, it will be submitted to our Audit Committee which will consider all of the facts and circumstances and, based on that review, evaluate all options including ratification, amendment or termination of such transaction, evaluation of our controls and procedures and other appropriate action.
          Any member of the Audit Committee who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.
Transactions
     Transactions with Kistefos AS
     On August 9, 2007, the Company entered into a stock purchase agreement with Kistefos AS. According its Schedule 13D filings, Kistefos beneficially owns approximately 20.0% of the Company’s outstanding common stock.
     Pursuant to the stock purchase agreement, the Company purchases shares of its common stock from Kistefos in connection with the Company’s share repurchase program. Under the agreement, on any day that the Company purchases shares from other stockholders under the program, the Company may purchase shares from Kistefos so that, at the completion of the purchases, Kistefos will beneficially own no less than 20% of the Company’s common stock. The Company’s purchase price for the shares held by Kistefos is equal to the volume weighted average price for all shares purchased from other stockholders on the applicable trade date.
     Purchases under the stock purchase agreement will end on the earlier of (i) the purchase of $20 million of shares from Kistefos, (ii) the Company’s announcement of the termination or expiration of its repurchase program or (iii) the date Kistefos no longer owns shares of the Company’s common stock.
     The Company’s purchase of shares from Kistefos will be suspended during any “restricted period” under Regulation M promulgated by the Securities and Exchange Commission. After any restricted period, the Company’s may purchase shares from Kistefos on any trade date so long as Kistefos will beneficially own at least the percentage of common stock that it beneficially owned at the end of the restricted period.
     The Company agreed to indemnify Kistefos and certain of its affiliates against any losses under federal or state laws or regulations, if such losses arise out of the Company’s actions in connection with purchases under the repurchase program, except for any losses resulting from Kistefos’ willful misconduct, gross negligence or bad faith.

     Pursuant to the stock purchase agreement, the Company purchased 114,042 shares of its common stock from Kistefos at a price per share between $29.4993 and $33.50 for an aggregate purchase price of approximately $3.52 million.
     In March 2005, the Company entered into a registration rights agreement with certain holders including Kistefos, pursuant to which the Company registered 2,121,600 shares of the Company’s common stock held by Kistefos. On August 24, 2007, Kistefos and the Company entered a letter agreement pursuant to which Kistefos requested registration of 2,915,850 shares of Company common stock pursuant to the registration rights agreement. On August 24, 2007, the Company filed a shelf registration statement on Form S-3 covering Kistefos’ shares of the Company’s common stock.
     No other transactions with related persons have occurred since January 1, 2007.

SECURITIES OWNERSHIP
Securities Ownership of Management
          The following table is based on reports filed with the SEC and sets forth, as of April 22, 2008, the beneficial ownership of common stock of our directors, each of our executive officers named in the “Summary Compensation Table” appearing on page 33 of this Proxy Statement, and all directors and executive officers as a group, as determined in accordance with SEC rules.

	Amount and
	nature of
	beneficial
Name of Beneficial Owner	ownership (1)		Percent of Class
Joseph S. Compofelice	176,852	(2)(7)(9)	1%
Richard A. Bachmann	9,702		*
Kenneth M. Burke	7,702		*
Edward C. Hutcheson, Jr.	5,382		*
Myles W. Scoggins	9,702		*
Per Staehr	4,702		*
Ben Guill	3,109		*
Geoff Jones	60,410	(3)(5)(7)(8)(9)	*
Robert V. O’Connor	38,000	(6)(7)(8)(9)	*
D. Michael Wallace	47,308	(5)(7)(8)(9)	*
Rishi A. Varma	37,089	(4)(5)(7)(8)(9)	*
Trevor Turbidy	18,000		*
All directors and executive officers as a group (14 persons)	435,241		3%

*	Less than one percent.

(1)	Unless otherwise indicated, the securities are held with sole voting and investment power.

(2)	Mr. Compofelice shares investment power over 1,000 shares of common stock with a minors trust. Mr. Compofelice disclaims beneficial ownership with respect to these 1,000 shares.

(3)	Includes 7,500 shares held by Mr. Jones and subject to restrictions that lapse in annual 25% increments, which began on September 1, 2006.

(4)	Includes 3,334 shares subject to restrictions that lapse in annual 33% increments, which began on May 2, 2006.

(5)	Includes the following number of shares subject to restrictions that lapse 100% on March 13, 2009: Mr. Jones, 7,000; Mr. Varma, 6,100; and Mr. Wallace, 3,500.

(6)	Includes 10,000 shares subject to restrictions that lapse 100% on July 5, 2009.

(7)	Includes the following number of shares subject to options that are exercisable: Mr. Compofelice, 100,050; Mr. Jones, 10,968; Mr. O’Connor, 6,700; Mr. Wallace, 12,623 and Mr. Varma, 6,345.

(8)	Includes the following number of shares subject to restrictions that lapse 100% on March 21, 2010: Mr. Jones, 6,700; Mr. O’Connor, 3,800; Mr. Wallace, 6,700 and Mr. Varma, 6,700.

(9)	Includes the following number of shares subject to restrictions that lapse 100% on February 13, 2011: Mr. Compofelice 32,922, Mr. Jones 10,659; Mr. O’Connor 11,725; Mr. Wallace 9,593; Mr. Hoover 3,350; and Mr. Varma 10,659. It also includes the following number of shares granted under performance rights: Mr. Compofelice 16,250; Mr. Jones, 5,250; Mr. O’Connor, 5,775; Mr. Wallace, 4,725; Mr. Hoover 1,650; and Mr. Varma, 5,250. These performance shares vest on February 13, 2011 as follows: (i) 0% if the three-year average share price is less than $34.43, (ii) 20% if the three-year average share price is at $34.43, and (iii) 100% if the three-year average share price is at or above $40.54. Between 20% and 100% straight-line interpolation is used to determine vesting. In addition, after February 13, 2009, if during any consecutive 20-day trading period the Company’s average closing share price equals or exceeds $42.53/share, all such performance shares become immediately vested.

Securities Ownership of Certain Beneficial Owners

The following table is based solely on reports filed with the SEC and indicates the beneficial ownership, as of April 22, 2008, of our common stock by each person known by us to beneficially own more than 5% of our outstanding common stock as determined in accordance with SEC rules.

	Amount and nature
	of beneficial
Name and Address of Beneficial Owner	ownership		Percent of Class

Kistefos AS	2,885,958	(1)	20.0%(1)
Christen Sveaas		(1)	(1)

Dimensional Fund Advisors LP	1,245,712	(2)	8.3%(2)

Schultze Asset Management, LLC	1,075,154	(3)	7.2%(3)
Schultze Master Fund, Ltd.		(3)	(3)
George J. Schultze		(3)	(3)

Bay Harbour Management, L.C.	803,796	(4)	5.4%(4)

(1)	As of September 27, 2007, based on an amendment to a Schedule 13D filed jointly by Kistefos AS and Christen Sveaas. As the sole direct and indirect owner of Kistefos AS, Christen Sveaas is the beneficial owner of 2,885,958 shares of our common stock. Christen Sveaas has shared voting and dispositive power with Kistefos AS with respect to the shares it owns due to his ownership control of Kistefos AS. The address of the principal business office of each of Kistefos AS and Mr. Sveaas is Stranden 1, N-0250 Oslo, Norway.

(2)	As of December 31, 2007, based on an amendment to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”). Dimensional furnishes investment advice to four investment companies (the “Funds”) registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. According the amendment to the Schedule 13G, in its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities described in this schedule that are owned by the Funds. The address of the principal business office of Dimensional is 1299 Ocean Avenue, Santa Monica, CA 90401.

(3)	As of December 31, 2007, based on an amendment to Schedule 13G filed jointly by Schultze Asset Management, LLC (“Schultze Management”), Schultze Master Fund, Ltd. (“Schultze Master”) and George J. Schultze (“Schultze”). According to the amendment to the Schedule 13G, Schultze Management and Schultze have shared power to vote or direct the vote and the shared power to dispose or direct the disposition of all such shares, and Schultze Master has the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 972,788 of such shares. According to the amendment, Schultze Management acts as investment manager for investors and, pursuant to investment management agreements between Schultze Management and each such account, Schultze Management has the sole power to vote and dispose of the securities owned by the accounts. According to the amendment, Schultze Master is one of Schultze Management’s managed accounts. George J. Schultze is the Managing Member of Schultze Management and exercises sole voting and investment control over Schultze Management. The address of the principal business office of Schultze Management and Schultze is 3000 Westchester Avenue, Purchase, NY 10577, and the address of the principal business office of Schultze Master is c/o Q&H Corporate Services Ltd., Third Floor, Harbour Centre, P.O. Box 1348GT, Grand Cayman, Cayman Islands.

(4)	As of December 31, 2007, based on a Schedule 13G filed by Bar Harbour Management, L.C. (“Bar Harbour”). According to the Schedule 13G, Bar Harbour has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of all such shares. Such shares are held by certain investment funds and managed accounts advised by Bar Harbour. According to the Schedule 13G, Steven A. Van Dyke, Douglas P. Teitelbaum and John D. Stout are the controlling principals of Bar Harbour. The address of the principal business office of Bar Harbour is 885 Third Avenue, 34th Floor, New York, NY 10022.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis contains statements regarding our and our named executive officers’ performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.
Executive Summary
The most significant decisions made during 2007 include:
•	Joseph S. Compofelice, our Chairman of the Board, was appointed as the Chief Executive Officer on July 9, 2007

•	Compensation at risk (annual and long-term incentives) comprises the majority of each named executive officers’ total package
For 2008, the Compensation Committee has decided:
•	To target the 50th percentile for the cash compensation element and the 75th percentile for the long-term incentive compensation element

•	To implement performance-based restricted stock awards so that a named executive officer receives this larger long-term incentive if share price performance objectives are met
Overview
The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (our “named executive officers”). The Compensation Committee of our Board of Directors (the “Compensation Committee”) maintains responsibility for overseeing the development of an executive compensation philosophy, strategy and framework that remains consistent with our business objectives and the interests of our shareholders. The design of our executive compensation program creates strong financial incentive for our executives, including our named executive officers, to maximize operating performance and returns, and generate growth, value and stability throughout the business cycle in order to align their interests with those of our shareholders.
Compensation Philosophy
Our Compensation Committee believes that total compensation of executives should be competitive with the market in which we compete for executive talent—the offshore oilfield services industry. The Compensation Committee generally focuses on total compensation structures designed to reflect the market median for base salaries and annual cash incentive compensation. Base salaries for each of our named executive officers are set forth in their respective employment agreements and in this proxy statement. It has been the Compensation Committee’s strategy that a majority of such compensation should be variable, at risk and paid based on our results of operations and the growth in the value of our common stock. Accordingly, the Compensation Committee links a significant portion of each named executive officer’s total compensation to accomplishing specific, measurable results based on both company and the individual executive’s performance. When our performance meets or exceeds established goals and objectives, our named executive officers should be paid at or more than the market median. Alternatively, when our performance does not meet critical goals and objectives, cash incentive and equity award payments, if any, should be less than such levels. We also measure our performance against our peer group annually to ensure that cash incentive and/or equity award payments are consistent with our objective of maximizing shareholder value. Consistent with this pay for performance strategy, we do not have any specialized executive benefits.

Starting in 2008, we target our executives’ cash compensation (base salary and annual cash incentives) at the 50th percentile of the market (the “market median”), while long-term incentives are targeted at the 75th percentile of market, providing executives with the opportunity to earn total direct compensation between the 50th and 75th percentile should our performance exceed pre-determined criteria. The Compensation Committee believes that targeting these levels of compensation helps to meet the overall compensation strategy and aligns our executives’ interests with those of our shareholders.
The following compensation program objectives guide the Compensation Committee in its deliberations about executive compensation matters:
•	Provide a competitive total compensation program that enables us to attract and retain key executives;

•	Ensure a direct relationship between our financial performance and the total compensation received by our named executive officers by utilizing a pay for performance approach to a majority of such compensation;

•	Motivate executives to make sound business decisions that improve shareholder value and reward such decisions;

•	Ensure a balance between short-term and long-term compensation while emphasizing at-risk, or variable, compensation as a valuable means of supporting our strategic goals and aligning the interests of our named executive officers with those of our shareholders; and

•	Ensure that our total compensation program supports our business objectives and culture by evaluating each named executive officer’s contributions.
In evaluating compensation levels for each named executive officer, the Compensation Committee reviews publicly available compensation data for executives in our peer group, as discussed below, compensation surveys developed by compensation consultants, and compensation levels for each named executive officer with respect to their levels of responsibility, accountability, performance and decision-making authority.
The Role of the Compensation Consultant — Peer Group and Compensation Surveys
In 2007, the Compensation Committee, together with the assistance of Stone Partners, the Compensation Committee’s independent compensation consultant, benchmarked named executive officer compensation levels by comparing our executive positions to industry positions with similar breadth and scope to ours. The Compensation Committee considers information from compensation surveys, peer company proxy statements and the unique circumstances of the named executive officer when determining compensation for each of the named executive officers. During 2007, the Compensation Committee reviewed data from the Watson Wyatt 2007 Top Management Compensation Survey, the William M. Mercer 2007 Energy Industry Compensation Survey, and Stone Partner’s 2007 Executive Oilfield Manufacturing and Services Industry Compensation survey. Watson Wyatt’s survey includes 2,309 US companies, 155 of which are in the Utilities and Energy industry. Mercer’s survey includes 217 companies in the energy industry. Both Watson Wyatt and Mercer-Energy are nationally known, highly respected sources for data. Stone Partner’s survey (available to participants only) includes 57 oilfield manufacturing and service companies; 2007 was the 11th year of publication for this survey. In addition, the Compensation Committee reviews proxy statement data from a peer group of companies. Periodically, the Compensation Committee reviews the peer group companies to ensure its pertinence for comparison purposes. Peer companies for us typically have global businesses and compete with us for executive talent. Currently, our industry peer group consists of the following companies:

Bristow Group, Inc.	Hornbeck Offshore Services, Inc.
Dril-Quip, Inc.	Newpark Resources, Inc.
Global Industries, Ltd.	Oceaneering International, Inc.
Gulf Island Fabrication, Inc.	Petroleum Helicopters Inc
Gulfmark Offshore, Inc.	Seacor Holdings, Inc.
Horizon Offshore, Inc.	Tetra Technologies, Inc.
Tidewater, Inc.

These companies were selected because of similarities we share, including a common industry (offshore oilfield services) and similar levels of market capitalization (between $400 million and $3.6 billion), assets (between $250 million and $3.3 billion) and revenue (between $250 million and $1.4 billion).
For 2007, Stone Partners benchmarked the 25th, 50th and 75th percentiles for the data sources mentioned above to provide the Compensation Committee with an understanding of competitive pay practices. The data are equally weighted, considered for each element of compensation, and collectively referred to as the “survey data” throughout this Compensation Discussion & Analysis. The Compensation Committee has selected the 50th percentile as a reference point with respect to base salary, total cash and total direct compensation (-see “Terminology” below). Stone Partners also provides the Compensation Committee with advice on equity incentive compensation trends, including types and value of awards being used by other public companies.
In addition to the foregoing data, Stone Partners may analyze and provide additional market data from other sources as requested by the Compensation Committee. The market data described above is used collectively by the Compensation Committee to make decisions regarding executive compensation.
Role of Chief Executive Officer in Establishing Compensation for Named Executive Officers
Each year, our Compensation Committee directs our Chief Executive Officer to provide recommendations to the Compensation Committee in its evaluation of compensation for each of the named executive officers (other than himself), including recommendations of individual cash and equity compensation. Specifically, the Compensation Committee requests that our chief executive officer provide written performance appraisal results on each named executive officer.
Taking into account this input, the Compensation Committee can then exercise its discretion in modifying any recommended adjustments or awards to our employees, including our named executive officers. The Compensation Committee independently reviews the performance of the CEO and recommends to the Board of Directors the appropriate cash and equity compensation.
Elements of Compensation for Named Executive Officers
The Company’s executive compensation program consists of (i) base salary, (ii) annual cash incentives, (iii) long-term incentives, (iv) retirement benefits, (v) health and welfare benefits, (vi) relocation benefits, and (vii) post-termination compensation provided in employment agreements. The first three elements are considered the core direct compensation program.
We use each of these elements because we believe they provide the compensation mix required to attract and retain talented executives, reward them for quality performance, and motivate them to focus on both the short-term and long-term performance of the company. We believe an adequate base salary is required to attract and retain qualified executives based on competitive salaries. Periodic salary increases and annual cash incentives provide executives with compensation that is based on annual financial and operating results and reward them for short-term successes. Equity awards are used to motivate our executives to achieve long-term results and aid long-term retention of our executives. Compensating our executives for positive company performance in both the short term and the long-term serves our goal of aligning our executives’ compensation with the interests of our stockholders. We do not provide perquisites to our executives. Therefore, the named executive officers are only eligible for the same retirement and health and welfare benefits as all our employees. Post-termination compensation provided in our employment agreements are commonly included in executive compensation packages offered by our competitors, and we believe that providing them allows us to attract and retain executive talent.

The following chart provides further details about what we pay (or offer) our executives and why we do so:

Element	Purpose	Characteristics
Base Salary	Compensate executives for their level of responsibility, sustained individual performance, skills, background and experience. Also helps attract and retain strong talent.	Fixed element based on employment agreement; eligibility for periodic merit increases based on sustained individual performance.

Annual Incentive	Promote the achievement of our annual corporate and business unit financial goals, as well as individual goals.	Performance-based cash opportunity; amount earned will vary relative to the targeted level (50th percentile) based on company, business unit and individual results.

Long-Term Incentive	Promote the achievement of our long-term corporate financial goals.	Performance-based equity opportunity added in 2008; amounts earned/realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.

Retirement Plan	Provide an appropriate level of replacement income upon retirement. Also provide an incentive for a long-term career with us, which is a key objective.	Fixed element; however, retirement contributions tied to pay will vary.

Health and Welfare Benefits	Facilitate the attraction and retention of high caliber executives in a competitive labor market in which comprehensive medical, dental, vision, life, accidental death and dismemberment, and short and long-term disability plans are common. Provides basic security foundation for all employees.	Fixed element; however, some employer contributions tied to pay will vary, and some employer contributions tied to family size will vary.

Relocation Benefits	Facilitate the attraction and retention of high caliber executives in a competitive labor market in which relocation may be necessary and in which competitors cover such expenses for employees including executives.	Element only payable if executive relocates at our request.

Post- Termination Compensation	Facilitate the attraction and retention of high caliber executives in a competitive labor market in which formal severance plans are common.	Contingent element; only payable if the executive’s employment is terminated as specified in the arrangements (amount of severance benefits varies by level in the organization).
Base Salary. The base salaries for our named executive officers are set forth in their respective employment agreements and are subject to review annually by our Compensation Committee and our Chief Executive Officer (except with respect to his own base salary). Each employment agreement for our named executive officers provides that base salary may be increased. Base salaries may not be decreased by the Compensation Committee unless reductions are given to all other executives of the Company). Base salaries are intended to provide fixed compensation in line with the market median for each named executive officer.
Our base salary levels reflect a combination of factors, including competitive pay levels relative to the peer group and compensation survey data, the named executive officer’s experience and tenure, the named executive officer’s individual performance, changes in responsibility, and our overall performance as compared to our internal operational and financial plan. The Compensation Committee reviews salary levels annually to recognize these factors and the individual named executive officer’s contributions to our long-term success.
Annual Cash Incentive. Our Annual Incentive Plan (the “Plan”) was adopted in 2006 to reward our key employees for contributions towards our achievement of financial, operational and strategic goals approved by our Board of Directors. The Plan formally establishes threshold, target and maximum levels for each group of key employees, including the named executive officers, and establishes goals that must be attained by us in order to trigger awards under the Plan. Our Board of Directors views earnings before interest, taxes, depreciation and amortization, or EBITDA, as our primary short-term goal. The Compensation Committee believes that in years of outstanding performance, cash incentives should be awarded at or near the maximum level of achievement for all key employees. The Compensation Committee will review our goals under the Plan on an annual basis to ensure that such goals are designed to adequately measure our sustained success. Our performance goals in 2007 were: (i) safety performance throughout the worldwide fleet based on total recordable incident rate, (ii) annual EBITDA as set forth in the Company’s annual plan, (iii) return on capital equal to a selection of peer companies in the offshore supply vessel industry that have publicly available financial data, and (iv) improvement in days sales outstanding. In addition, each Plan participant had individual performance goals. Performance goals are primarily based on the Board approved financial budget and the guidance provided to investors for the applicable calendar year, with “target” goals representing the Board approved budget amounts.
For 2007, the performance target for EBITDA was set at 16% higher than target for the prior year. Days sales outstanding was set at 34% improvement from the target in 2006. Return on capital remained a benchmark against our peers in the industry and our safety target required our recordable rate of incident with respect to injuries to personnel to be at least as low as in the prior year, reflecting the heightened standard of safety in our Company year over year. We believe disclosure of the actual performance targets would cause competitive harm. In 2006, we achieved target or better on EBITDA and return on capital. In 2007, we achieved target or better on return on capital, improvements in days sales outstanding and safety.
Individual performance goals are generally based on the key individual goals developed by the named executive officers, recommended by the CEO and ultimately approved by the Compensation Committee. These goals may include additional financial, operational or qualitative measures for a specific executive and are based on the prospective business environment considerations for the coming year. The actual awards for these measures are based on individual performance.
Annual Incentive Plan Payout Ranges for 2007 for Named Executive Officers

	Mr.				Mr. Varma-
	Compofelice-				Chief
	Chairman of	Mr. Jones-	Mr. O’Connor-		Administrative
	the Board,	Vice	Senior Vice	Mr. Wallace-	Officer,Vice
	President and	President	President of	CEO of	President and
	Chief	and Chief	Business &	EMSL and	General
	Executive	Financial	Strategic	Vice	Counsel and
	Officer	Officer	Development	President	Secretary
Threshold Incentive Compensation (% of Base Salary)	50%	25%	25%	25%	25%

Target Incentive Compensation (% of Base Salary)	100%	50%	50%	50%	50%

Maximum Incentive Compensation (% of Base Salary)	150%	100%	100%	100%	100%

Annual Incentive Plan Performance Measure Weightings for 2007 for Named Executive Officers

	Mr.		Mr.	Mr.
Performance Measure	Compofelice	Mr. Jones	O’Connor	Wallace	Mr. Varma
Safety	10%	10%	10%	10%	10%
Corporate EBITDA	35%	35%	35%	35%	35%
Return on Capital	20%	20%	20%	20%	20%
Days Sales
Outstanding(United States/North Sea)	7.5%/7.5%	7.5%/7.5%	7.5%/7.5%	7.5%/7.5%	7.5%/7.5%
Individual	20%	20%	20%	20%	20%
Long-term Incentive. Stock-based incentive awards are granted annually to key employees, including named executive officers, in the first quarter after our year-end audit so that the Compensation Committee’s determination of cash and equity awards are based on our audited financial performance for the preceding year. We review the peer group and Institutional Shareholder Services industry burn rate table compared to our 3 year burn rate (which is the number of options granted plus the number of restricted stocks awarded times an Institutional Shareholder Services (ISS) multiplier with the result divided by year end total common shares outstanding). This review assures the Compensation Committee that the shareholder value does not become overly diluted. Stock options are granted at an option price equal to fair market value of our common stock on the date of grant. Accordingly, stock options only have monetary value if the stock price appreciates above the price on the date of grant. In addition, the Compensation Committee also grants restricted stock to encourage retention and reward performance of individual employees. Restrictions on such awards are subject to continued employment with us. Stock-based incentive awards granted in 2007 comprised a mix of stock options and restricted stock intended to focus our named executive officers on the creation of shareholder value over the long term and encourage equity ownership in the company. Specifically in 2007, the total value of long-term incentives generally allocated to our named executive officers reflect a mix of 1/3 of the value in stock options and 2/3 of the value in restricted stock awards.
Options provide named executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. Options are only valuable if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest. Stock options inherently link a portion of an employee’s compensation to shareholder interests by providing an incentive to make decisions designed to increase the market price of our common stock.
Restricted stock awards are intended to retain key employees through vesting periods. Restricted stock awards provide the opportunity for capital accumulation and also provide the holder of the restricted stock the ability to vote such shares during any meeting of shareholders of the Company. The Compensation Committee approves the total stock option and restricted stock awards that will be made available to our named executive officers as well as the size of individual grants to each named executive officer. The award amounts granted to our named executive officers vary each year and are based on individual performance, survey data, our performance as measured by goals established under the Plan, as well as the individual named executive officer’s total compensation package. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants. In 2008, the Compensation Committee chose to grant all stock-based incentive awards in the form of restricted stock (time and performance-based), and no stock options were granted.
Health and Welfare Benefits. All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision coverage, life and accidental death and dismemberment insurance and short and long-term disability insurance. We also offer vacation to all of our employees including the named executive officers. The Compensation Committee has discussed implementing annual physical exams to ensure the health of its named executive officers. Management will be implementing such a program for executive officers as soon as practical.

Retirement Benefits. We offer eligible employees a Section 401(k) tax-qualified, defined contribution plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company matching contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. All employees with at least six months of continuous service, including our named executive officers, are eligible to participate in our 401(k) plan and may elect to defer up to 50% of their annual compensation on a pre-tax basis and have it contributed to the plan, subject to certain limitations under the Internal Revenue Code. We match up to the first 5% of employee contributions with $0.25 per $1.00 employee contribution. We may choose to make additional discretionary contributions as a percentage of each employee’s salary in any given year.
Relocation Benefits. We believe that employees who are asked to relocate including executives in connection with their employment with us should receive relocation assistance corresponding to their position in our organization. We have found relocation assistance can play an important role in attracting qualified new hire candidates or transferring existing employees to locations where there is a business need. The primary benefits provided under our relocation assistance program to our named executive officers include: reasonable moving and related expenses, closing costs related to selling and buying a home or assistance in leasing a home, and temporary living expenses. Based on the location additional benefits may be offered including: a foreign service premium, cost of living allowance, education for children and an automobile allowance. In 2006 and 2007, we provided relocation benefits to one named executive officer as described in the Summary Compensation Table footnotes.
Post-Termination Compensation included in Employment Agreements. We have entered into employment agreements with each of our named executive officers that include, among other things, payment obligations by the Company in the event employment is terminated by the Company or the employee under specified circumstances. See the “Narrative Disclosure to Summary Compensation Table” for details on the terms of the employment agreements. In the event the employment of a named executive officer is terminated by the Company for a reason other than death, disability or Cause (as defined in each of the employment agreements-see “Terminology” below) or by the employee for Good Reason (as defined in each of the employment agreements-see “Terminology” below), the employee is entitled to the following benefits:
1.	a lump sum cash payment equal to the sum of:
a.	a multiple of base salary at the rate in effect on the date of termination;

b.	a multiple of the higher of:
i.	the highest annual bonus paid during the three most recent fiscal years or

ii.	the target bonus (as provided in the Company’s annual cash incentive plan) for the fiscal year in which his date of termination occurs; and
c.	any bonus earned and accrued as of the date of termination which relates to periods that have ended on or before such date and which have not yet been paid by the Company; and
2.	health coverage for beyond his termination of employment until receives health plan coverage from a new employer as outlined below.

The table below sets forth the salary and bonus multiples applicable to each named executive officer for the above benefits based on whether the termination is or is not in connection with, based upon or within 12 months after a Change in Control (as defined in “Terminology” below):

		If involuntary termination does not occur		If termination occurs in connection
		in connection with, based upon or within		with, based upon or within 12 months
		12 months after a Change in Control		after a Change in Control
Name	Health Coverage	Salary multiple	Bonus multiple	Salary multiple	Bonus multiple
Mr. Compofelice	For 18 months after termination, he continues to contribute as if an employee then for 36 months he must make COBRA* contributions to continue coverage	0X	0X	2.99X	2.99X
Mr. Jones	For 12 months after termination, he continues to contribute as if an employee then for 18 months he must make COBRA* contributions to continue coverage	1X	1X	2.99X	2.99X
Mr. O’Connor	For 18 months after termination, he continues to contribute as if an employee then for 18 months he must make COBRA* contributions to continue coverage	1.5X	1.5X	1.5X	1.5X
Mr. Wallace	For 12 months after termination, he continues to contribute as if an employee then for 18 months he must make COBRA* contributions to continue coverage	1X	1X	2.99X	2.99X
Mr. Varma	For 12 months after termination, he continues to contribute as if an employee then for 18 months he must make COBRA* contributions to continue coverage	1X	1X	2.99X	2.99X

*	COBRA stands for Consolidated Omnibus Reconciliation Act of 1985, as amended. This law requires employers to offer continued health coverage to employees at no more than 102% of the full cost of the coverage for 18 months following termination of employment.
In addition to the benefits described above, if the employment of Mr. O’Connor had been terminated by the Company prior to the initial expiration date (January 5, 2008) of Mr. O’Connor’s employment agreement, for any reason other than his death, disability or Cause, then the Company would also have paid to Mr. O’Connor all compensation and benefits otherwise due him pursuant to his employment agreement through the initial expiration date. Mr. Compofelice’s employment agreement separates the Chairman of the Board from the Chief Executive Officer role for the purposes of termination of employment.
In the event the employment of a named executive officer is terminated by the Company for a reason other than death, disability or Cause or by the employee for Good Reason, and such termination occurs in connection with, based upon or within 12 months after a Change in Control, all outstanding options, restricted stock awards and other equity based awards will become fully vested and immediately exercisable on the date of termination. The payments due our named executive officers pursuant to the employment agreements are also subject to “gross-up” adjustments if specified taxes are imposed on such payments.
The employment agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:
Change in Control. As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our shareholders. We provide severance compensation if an executive’s employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our stockholders even though their employment could be terminated as a result of the transaction.
Termination without Cause. If we terminate the employment of an executive officer without cause as defined in the applicable agreement, we are obligated to continue to pay him certain amounts as described in greater detail in “Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated executive is bound by confidentiality, nonsolicitation and non-compete provisions covering two years after termination and because we and the executive have a mutually agreed to severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders’ best interests.
Other Agreements
Outside of a change in control, if the named executive officer’s employment is terminated by reason of disability or death, then the options granted to him under our form of Non-Statutory Stock Option Agreement or the restricted stock granted to him under our form of Restricted Stock Award Agreement will fully vest (and restrictions will fully lapse) and be exercisable by such named executive officer (or the estate or the person who acquires the options/shares by will or the laws of descent and distribution or otherwise by reason of his death (the “Estate”)), as applicable, for one year following the date of termination. If the named executive officer’s employment is terminated by us without Cause or by him for Good Reason, and he executes a release, the options granted under the Non-Statutory Option Agreement will fully vest and be exercisable by him for three months following the date of termination or by his Estate for one year following the date of termination if he dies during the three month period. If the named executive officer does not execute a release, then he can only exercise the options that have vested on or prior to the date of termination. Finally, if the named executive officer’s employment is terminated for any other reason, he can exercise the options that have vested on or prior to the date of termination for three months following the date of termination or his Estate can exercise the vested options for one year following the date of termination if he dies during the three month period. If the named executive officer’s employment is terminated for any other reason other than death or disability, his restricted shares will be forfeited if the time or performance restrictions are not met.
Perquisites. We believe that the core elements of executive compensation should be tied directly or indirectly to the actual performance of the Company. As a result, we do not have a perquisite program.

2007 Decisions
Base Salary. In 2007, base salaries for our named executive officers were at or near the median when compared to the survey data. The base salary for Mr. Compofelice, $500,000, was established in July 2007 upon his hire as Chief Executive Officer. In addition, the base salary for Mr. O’Connor ($275,000) was established during 2006 as a result of the recruitment efforts and negotiations in connection with his hiring. On March 21, 2007, Mr. Varma’s base salary increased from $215,000 to $250,000 in recognition of his promotion to Chief Administrative Officer, Vice President and General Counsel. On March 21, 2007, Mr. Jones’ base salary increased from $215,000 to $250,000 in recognition of his contributions towards achievement of our goals including continued improvements in our financial condition. Effective January 1, 2007, Mr. Wallace’s base salary was increased from $215,000 to $225,000 in recognition of his additional responsibilities as the chief executive officer of our joint venture in Southeast Asia.
Annual Incentive. Our named executive officers received cash bonuses under the Plan based on their respective achievement of individual goals and our achievement of overall goals in 2007 as follows:

Mr. Compofelice	$393,637
Mr. Jones	$134,271
Mr. O’Connor	$159,698
Mr. Wallace	$120,744
Mr. Varma	$164,271
Percentage of Base Salary Paid Based on Annual Incentive Plan Performance Achievement for 2007 for Named Executive Officers

	Mr.		Mr.	Mr.
Performance Measure	Compofelice	Mr. Jones	O’Connor	Wallace	Mr. Varma
Safety	15%	20%	20%	20%	20%
Corporate EBITDA	46%	26%	26%	26%	26%
Return on Capital	20%	20%	20%	20%	20%
Days Sales
Outstanding(United States/North Sea)	8.876%/11.25%	10.25%/15%	10.25%/15%	10.25%/15%	10.25%/15%
Individual	30%	16%	24.8%	16%	40%
Total	131%	107.25%	107.25%	107.25%	107.25%
Long-term Incentive. In March 2007, stock-based incentive awards were granted to the named executive officers. The award granted to Mr. Compofelice in July 2007 was larger as an inducement for him to accept the position as Chief Executive Officer. The value of these awards can be found in the Grants of Plan-Based Awards Table.
Total Compensation Mix. Based on the decisions made during 2007, the Compensation Committee continues to emphasize pay at risk. We feel that Mr. Compofelice should have the most pay at risk in the role of Chief Executive Officer. Messrs. Jones, Wallace and Varma should also have about 10% more of their total direct compensation at risk than Mr. O’Connor based on their roles. As outlined by the table below, we have an average of 20% of total direct compensation allocated to annual incentive pay and an average of 46% of total direct compensation allocated to long-term incentive pay for the named executive officers.

	Base Salary of	Annual Incentive (Pay At Risk)	Long-Term Incentive (Pay At
	percentage of total direct	of percentage of total direct	Risk) of percentage of total
Name and Position	compensation	compensation	direct compensation
Mr. Compofelice	25%*	25%*	50%
Mr. Jones	34%	18%	48%
Mr. O’Connor	44%	25%	31%
Mr. Wallace	33%	17%	50%
Mr. Varma	33%	22%	45%

*	Mr. Compofelice’s new hire long-term incentive award caused these percentages to be lower than target. His actual percentage allocated to base salary was 7% and his actual percentage allocated to annual incentive was 10% while his long-term incentive was at 83% of his total direct compensation in 2007.
2008 Decisions
Base Salary. In 2008, base salaries for our named executive officers remain at or near the median when compared to the survey data. On the basis of its review in February 2008, the Compensation Committee chose to maintain base salaries of the named executive officers at 2007 levels.
Annual Incentive. Effective in 2008, Mr. Compofelice’s annual incentive maximum will be 200% of his annual base salary. This puts his maximum at 2 times his target annual incentive which is the formula we currently use for our other named executive officers. In 2008, changes made to the annual incentive performance measures were that the safety criteria will include total reportable incident rates, vessel safety and security and environmental safety, return on capital will be measured against plan as opposed to against peer performance, and days sales outstanding has been eliminated as a key performance indicator.
Long-term Incentive. Stock-based incentive awards were granted to the named executive officers in February 2008. Stock options were not granted in 2008. The Compensation Committee chose to grant restricted stock (time and performance-based) to encourage retention and reward performance. We believe that awarding our named executive officers with a mix of time based and performance based restricted stock focuses our named executive officers on the creation of shareholder value over the long term while encouraging equity ownership in us. Specifically in 2008, the total value of long-term incentives generally allocated to our named executive officers reflect a mix of 1/3 of the value in performance based restricted stock awards and 2/3 of the value in time-based restricted stock awards. With our long-term incentives targeting the 75th percentile when our corporate performance meets expectations, the pay mix will have about 10% more allocated to the long-term incentive element in 2008.
Other Important Compensation Policies
Policy Regarding Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each the Chief Executive Officer and the other top three highest compensated executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. The Compensation Committee’s intent is to design compensation awards that will be deductible without limitation where doing so will further the purposes of the Company’s executive compensation program. The Compensation Committee will, however, take into consideration the various other factors described in this Compensation Discussion and Analysis, together with Section 162(m) considerations in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation this is not fully tax deductible.
Terminology
Total Cash means Base Salary plus any annual incentive, bonus or other cash payment to an executive.
Total Direct Compensation means Total Cash plus any equity awards made to an executive.

Change in Control means
•	our merger with another entity, our consolidation or our sale of all or substantially all of our assets to another entity where our holders of equity securities immediately prior to the transaction do not beneficially own immediately after the transaction equity securities of the resulting entity entitled to 50% or more of the vote then eligible to be cast in the election of directors of the resulting entity;

•	our dissolution or liquidation;

•	any person or entity acquires or gains ownership or control of more than 50% of the combined voting power of our securities; or

•	persons who were members of the Board of Directors immediately before an election of the directors cease to constitute a majority of our Board.
Termination for Cause means an executive has engaged in gross negligence or willful misconduct in the performance of the duties required of his role, has willfully refused without proper legal reason to perform the duties and responsibilities of his role, has materially breached any provision in the employment agreement or corporate policy, has willfully engaged in conduct he knows is injurious to us, has been convicted of or pleaded no contest to, a crime involving moral turpitude or any felony or has engaged in any act of serious dishonesty which adversely affects the executive’s performance.
Termination for Good Reason means an executive has the right to terminate employment for any of the following reasons within 60 days of:
•	a material breach by us of any provision of the employment agreement;

•	a material diminution in the nature or scope of the executive’s duties and responsibilities;

•	the assignment to the executive of duties and responsibilities that are materially inconsistent with the position in the employment agreement;

•	any material change in the geographic location at which the executive must perform services;

•	the executive not being offered the same position at the resulting entity in connection with a change in control; or

•	a material diminution in health and welfare, vacation or other benefits we provide including business expenses and equity awards.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this proxy statement with our management, and, based on such review and discussions, the Compensation Committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
The Compensation Committee
Ben A. Guill
Edward C. Hutcheson, Jr., Chairman of the Committee
Myles W. Scoggins

Compensation Summary
The following Summary Compensation Table sets forth the 2007 and 2006 compensation of Joseph S. Compofelice, our principal executive officer, Geoff A. Jones, our principal financial officer, our three most highly compensated executive officers for the last completed fiscal year, and one former executive officer who resigned from his executive position prior to December 31, 2007 (collectively, the “named executive officers”). Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

					Stock	Option	All Other	Total
Name and Principal Position	Year	Salary		Bonus (1)	Awards (2)	Awards (2)	Compensation (3)	Compensation
Joseph S. Compofelice	2007	$288,524		$393,637	$1,959,000	$772,000	$14,586	$3,362,423
President and Chief Executive Officer (4)	2006	—		—	—	—	—	—

Geoff A. Jones	2007	$242,330		$134,271	$247,967	$90,249	$16,370	$731,187
Vice President and Chief Financial Officer	2006	$215,000		$174,333	$135,931	$46,123	$7,011	$578,398

Robert O’Connor	2007	$275,000		$159,698	$140,638	$51,186	$20,016	$646,538
Senior Vice President of Business & Strategic Development	2006	$134,503	(6)	$87,459	$58,077	$21,681	$710	$302,430

Rishi A. Varma	2007	$242,330		$164,271	$247,967	$90,249	$20,286	$765,103
Vice President and General Counsel and Secretary	2006	$202,500		$147,675	$71,872	$17,555	$9,817	$449,419

D. Michael Wallace	2007	$304,544	(7)	$120,844	$247,967	$90,249	$196,844	$960,448
CEO EMSL and Vice President	2006	$215,000		$165,002	$83,046	$36,051	$20,756	$519,855

Trevor Turbidy	2007	$261,058		—	$340,492	$123,924	$2,527,995	$3,590,969
Former President and Chief Executive Officer (5)	2006	$375,000		$337,500	$529,801	$312,892	$10,572	$1,565,765

(1)	For 2007 and 2006, “Bonuses” include payments made under the Key Employee Retention Bonus Plan and the Annual Incentive Plan. Payments during 2007 under the Annual Incentive Plan were as follows: Mr. O’Connor — $159,698; Mr. Jones — $134,271; Mr. Varma — $164,271; and Mr. Wallace — $120,844. Payments during 2006 under the Key Employee Retention Plan were as follows: Mr. Jones — $18,750; and Mr. Wallace — $18,750. Payments during 2006 under the Annual Incentive Plan were as follows: Mr. Turbidy — $337,500; Mr. O’Connor — $87,459; Mr. Jones — $155,583; Mr. Varma — $147,675; and Mr. Wallace — $146,252.

(2)	Dollar amounts represent the compensation expense recognized in 2007 and 2006 with respect to outstanding award grants, whether or not granted during 2007 and 2006. See Note 15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on February 24, 2008 for a discussion of the assumptions made in determining these amounts.

(3)	For 2007 “All Other Compensation” includes the aggregate value of matching contributions to our 401(k) plan, the dollar value of life insurance coverage and any perquisites valued in the aggregate of $10,000 or more. Also included in 2007 is $2,526,243 of severance payments for Mr. Turbidy and $128,039 of payments made on behalf of Mr. Wallace directly associated with his expatriate assignment in Shanghai. For 2006 “All Other Compensation” includes the aggregate value of matching contributions to our 401(k) plan, the dollar value of life insurance coverage and any perquisites valued in the aggregate of $10,000 or more.

		401(k)	Dollar Value	Relocation	Automobile
Name	Year	Plan ($)	of Life Insurance ($)	Benefits ($)	Benefits ($)	Total ($)
Joseph S. Compofelice	2007	—	2,334	—	—	2,334

Robert O’Connor	2007	1,719	2,141	—	—	3,860
	2006	—	710	—	—	710

		401(k)	Dollar Value	Relocation	Automobile
Name	Year	Plan ($)	of Life Insurance ($)	Benefits ($)	Benefits ($)	Total ($)
Geoff A. Jones	2007	2,617	1,947	—	—	4,564
	2006	8,250	1,664	—	7,011	16,925

Rishi A. Varma	2007	2,405	1,947	—	—	4,352
	2006	8,250	1,567	—	—	9,817

D. Michael Wallace	2007	2,388	1,754	38,870	25,793	68,805
	2006	8,250	1,664	—	10,842	20,756

Trevor Turbidy	2007	391	1,362	—	—	1,753
	2006	8,250	2,322	—	—	10,572

(4)	Mr. Compofelice was appointed as the Company’s Chief Executive Officer on July 9, 2007 and was not an executive officer in 2006. In 2006, Mr. Compofelice received total compensation of $606,142 as our Non-Executive Chairman of the Board.

(5)	Upon resignation on July 9, 2007, Mr. Turbidy’s stock awards and share-based options were forfeited.

(6)	Mr. O’Connor joined the Company on May 28, 2006 as our Senior Vice President of Operations. Mr. O’Connor’s 2006 base salary reflects his 2006 compensation earned from his respective start date.

(7)	Mr. Wallace’s 2007 annual salary includes a foreign service premium of $45,000 and a cost of living adjustment of $34,544.
Grants of Plan-Based Awards
The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the named executive officers during 2007.
Grants of Plan-Based Awards

								All other	All other
								stock	option
		Estimated Future Payments under			Estimated future payments under			awards:	awards:		Grant date
		non-equity incentive plan awards			equity incentive plan awards			Number of	Number of	Exercise or	fair value of
					Thres-			shares of	Securities	Base Price	stock and
	Grant	Thres-	Target	Maximum	hold #	Target	Maximum	stock or	Underlying	of Option	options
Name	Date (b)	hold (c)	(d)	(e)	(f)	# (g)	# (h)	units (i)	Options (j)	Awards (k)	awards
Mr. Compofelice (1)	July 9, 2007	—	—	—	—	—	—	50,000	—	—	$1,959,000
	July 9, 2007	—	—	—	—	—	—	—	50,000	39.18	$772,000

Mr. Jones	March 21, 2007	—	—	—	—	—	—	6,700	—	—	$247,967
	March 21, 2007	—	—	—	—	—	—	—	6,700	37.01	$90,249

Mr. O’Connor	March 21, 2007	—	—	—	—	—	—	3,800	—	—	$140,638
	March 21, 2007	—	—	—	—	—	—	—	3,800	37.01	$51,186

Mr. Varma	March 21, 2007	—	—	—	—	—	—	6,700	—	—	$247,967
	March 21, 2007	—	—	—	—	—	—	—	6,700	37.01	$90,249

Mr. Wallace	March 21, 2007	—	—	—	—	—	—	6,700	—	—	$247,967
	March 21, 2007	—	—	—	—	—	—	—	6,700	37.01	$90,249

Mr. Turbidy (2)	March 21, 2007	—	—	—	—	—	—	9,200	—	—	$340,492
	March 21, 2007	—	—	—	—	—	—	—	9,200	37.01	$123,924

(1)	Mr. Compofelice was granted a larger equity award in 2007 as an inducement for him to accept the position as Chief Executive Officer.

(2)	Upon resignation on July 9, 2007, Mr. Turbidy’s stock awards and share-based options were forfeited.
Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards table
A discussion of 2007 base salaries and annual incentives is included in “Compensation Discussion and Analysis.”

Fair Value calculation: The grant date fair value of the restricted stock granted in 2007 is based on the closing price of our common stock on the date of grant. The fair value of each option is estimated on the date of grant using a Black-Scholes option valuation model. Volatility is based on the historical volatility of the price of the Company’s common stock. The expected option life was an estimate determined by the Company. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the estimated life of the option.
Terms of Awards: The restrictions on the shares of restricted stock presented in the Grants of Plan Based Awards table lapse 100% upon the third anniversary of the grant date. The options presented in the Grants of Plan Based Awards table vest ratably over three years beginning on the first anniversary of the grant date. Exceptions: The restrictions on the shares of restricted stock presented to Mr. Compofelice in March 2007 while he was Chairman of the Board expired April 21, 2007, and the restrictions on 25,000 of the 50,000 shares of the restricted stock presented to Mr. Compofelice in July 2007 expired August 9, 2007.
Employment agreements: Our named executive officers have entered into employment agreements with us. The initial term of the agreements is set forth in the table below. Following the initial term, the agreements will be automatically extended on the initial expiration date, and on the expiration date of any extended term thereafter, unless the named executive officer receives or provides advanced written notice that no such automatic extension shall occur. This advanced written notice must be provided or received at least six months, in the case of our Chief Executive Officer, or 30 days, in the case of the other named executive officers, prior to the first day of any such extension period. The named executive officers have agreed, during the term of the agreement and for 12 months following termination of their employment, not to compete with our business in any geographic market where we are conducting any business as of the date of their termination or have conducted business during 12 months prior to termination. In addition, the named executive officers have agreed not to make any unauthorized disclosure of any confidential business information or trade secrets of the Company. The agreements provide for an annual base salary of no less than the amount reflected in the table below, subject to annual review. See “Compensation Discussion and Analysis” for a discussion of how salary and bonus are used to achieve compensation objectives. See “Compensation Discussion and Analysis—Employment Agreements” for a discussion of the provisions in the employment agreements and see “Potential Payments Upon Change in Control/Termination” below for additional details related to termination, change of control and related payment obligations.

Name	Effective Date	Initial	Length of renewal	Base salary
Mr. Compofelice	July 9, 2007	1 year	1 year	$500,000
Mr. Jones	September 1, 2005	1 year	1 year	$215,000(1)
Mr. O’Connor	July 5, 2006	18 months	18 months	$275,000
Mr. Wallace	January 1, 2007	1 year	1 year	$225,000(2)
Mr. Varma	July 1, 2006	1 year	1 year	$215,000(3)

(1)	On March 21, 2007, Mr. Jones’ base salary increased from $215,000 to $250,000 in recognition of his contributions towards achievement of our goals including continued improvements in our financial condition.

(2)	During 2006, Mr. Wallace’s base salary was $215,000. Effective January 1, 2007, Mr. Wallace’s base salary was increased from $215,000 to $225,000 in recognition of his additional responsibilities as the chief executive officer of our joint venture in Southeast Asia.

(3)	On March 21, 2007, Mr. Varma’s base salary increased from $215,000 to $250,000 in recognition of his promotion to Chief Administrative Officer, Vice President and General Counsel.

Outstanding Equity Awards at 2007 Fiscal Year-End
The following table and the footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2007 for each executive officer.
Outstanding Equity Awards at Fiscal Year-End for 2007

Option Awards	Stock Awards
Equity
incentive
Equity	plan
Equity	incentive	awards:
incentive	plan	market or
plan	awards:	payout
awards:	Number	Market	number of	value of
Number of	Number of	number of	of shares	value of	unearned	unearned
Securities	securities	securities	or units	shares or	shares,	shares,
underlying	underlying	underlying	of stock	units of	units or	units or
unexercised	unexercised	unexercised	Option	Option	that have	stock that	other rights	other rights
options (#)	options (#)	unearned	exercise	expiration	not	have not	that have	that have
Exercisable	Unexercisable	options	price	date	vested	vested	not vested	not vested
Name	(b)	(c)	(d)	(e)	(f)	(g)	(h)(1)	(i)	(j)
Joseph S. Compofelice	33,484	66,666	(2)	—	$11.00	March 15, 2012	—	—	$—	$—
—	50,000	(6)	—	$39.18	July 9, 2014	—	—	—	—
—	—	—	—	—	25,000	(6)	$925,500	—	—

Geoff A. Jones	—	8,000	(2)	—	$11.00	March 15, 2012	—	—	—	—
2,380	4,620	(3)	—	27.13	March 13, 2013	—	—	—	—
—	6,700	(4)	—	37.01	March 21, 2014	—	—	—	—
—	—	—	—	—	21,200	(7)	$784,824

Robert O’Connor	3,400	6,600	(5)	—	35.56	July 5, 2013	—	—	—	—
—	3,800	(4)	—	37.01	March 21, 2014	—	—	—	—
—	—	—	—	—	13,800	(8)	$510,876	—	—

Rishi A. Varma	2,074	4,026	(3)	—	27.13	March 13, 2013	—	—	—	—
—	6,700	(4)	—	37.01	March 21, 2014	—	—	—	—
—	—	—	—	—	14,450	(9)	$534,939	—	—

D. Michael Wallace	4,000	8,000	(2)	—	11.00	March 15, 2012	—	—	—	—
1,190	2,310	(3)	—	27.13	March 13, 2013	—	—	—	—
—	6,700	(4)	—	37.01	March 21, 2014	—	—	—	—
—	—	—	—	—	10,200	(10)	$377,604	—	—

(1)	The market value of unvested restricted shares was determined by using a stock price of $37.02, the closing price of the Company’s common stock on Nasdaq on December 31, 2007.

(2)	These option awards were granted on March 15, 2005. The options vest ratably over four years beginning on March 13, 2007.

(3)	These option awards were granted on March 13, 2006. The options vest ratably over three years beginning on March 13, 2007.

(4)	These option awards were granted on March 21, 2007. The options vest ratably over three years beginning on March 21, 2008.

(5)	These option awards were granted on July 5, 2006. The options vest ratably over three years beginning on July 5, 2007.

(6)	On July 9, 2007, Mr. Compofelice was granted 50,000 shares of restricted stock, of which 25,000 shares remain unvested as of December 31, 2007. The restrictions on the unvested shares lapse on July 9, 2010. Mr. Compofelice was also awarded an option for 50,000 shares on July 9, 2007. The options vest ratably over three years beginning on July 9, 2008.

(7)	On September 1, 2005, Mr. Jones was granted 15,000 shares of restricted stock, of which 7,500 shares remain unvested as of December 31, 2007. Restrictions lapse in four equal installments beginning on the first anniversary of the grant date. On March 13, 2006, Mr. Jones was granted 7,000 shares of restricted stock, of which 7,000 shares remain unvested as of December 31, 2007. The restrictions lapse on March 13, 2009. On March 21, 2007, Mr. Jones was granted 6,700 shares of restricted stock, of which 6,700 shares remain unvested as of December 31, 2007. The restrictions lapse on March 21, 2010.

(8)	On July 5, 2006, Mr. O’Connor was granted 10,000 shares of restricted stock, of which 10,000 shares remain unvested as of December 31, 2007. The restrictions lapse on July 5, 2009. On March 21, 2007, Mr. O’Connor was granted 3,800 shares of restricted stock, of which 3,800 shares remain unvested as of December 31, 2007. The restrictions lapse on March 13, 2009.

(9)	On May 2, 2005, Mr. Varma was granted 5,000 shares of restricted stock, of which 1,667 shares remain unvested as of December 31, 2007. The restrictions on the unvested shares lapse on May 2, 2008. On March 13, 2006, Mr. Varma was granted 6,100 shares of restricted stock, of which 6,100 shares remain unvested as of December 31, 2007. The restrictions lapse on March 13, 2009. On March 21, 2007, Mr. Varma was granted 6,700 shares of restricted stock, of which 6,700 shares remain unvested as of December 31, 2007. The restrictions lapse on March 13, 2009.

(10)	On March 13, 2006, Mr. Wallace was granted 3,500 shares of restricted stock, of which 3,500 shares remain unvested as of December 31, 2007. The restrictions lapse on March 13, 2009. On March 21, 2007, Mr. Wallace was granted 6,700 shares of restricted stock, of which 6,700 shares remain unvested as of December 31, 2007. The restrictions lapse on March 21, 2010.

Option Exercises and Stock Vested in 2007
The following table provides the amount realized during 2007 by each named executive officer upon the exercise of options and upon the vesting of restricted common stock.

	Option Exercises and Stock Vested for 2007
	Option Awards			Stock Awards
	# of Shares			# of shares
	acquired	Value realized upon		acquired	Value realized on
Name	on Exercise	exercise		on vesting	vesting (1)
Joseph S. Compofelice	—	—		25,000	792,250
Geoff A. Jones	5,000	121,500	(2)	3,750	125,438
Robert O’Connor	—	—		—	—
Rishi A. Varma	—	—		1,667	43,563
D. Michael Wallace	—	—		5,000	167,250
Trevor Turbidy	135,000	2,579,760	(3)	—	—

(1)	Calculated by multiplying the number of vested shares by the market price of such shares on the date of vesting.

(2)	Based on the difference between $35.30, the closing sale price of our common stock on the date of exercise as reported by Nasdaq, and $11.00, the exercise price of such options.

(3)	Based on the difference between $32.36, the closing price of our common stock on the date of exercise for 135,000 options, as reported by Nasdaq, and the $11.00 exercise price of such options. Upon resignation on July 9, 2007, Mr. Turbidy’s stock awards and share-based options were forfeited.
Potential Payments Upon Change in Control/Termination
We have entered into employment agreements with each of our named executive officers that include, among other things, payment obligations by the Company in the event employment is terminated by the Company or the employee under specified circumstances. See “Elements of Compensation for Named Executive Officers-Employment Agreements” for details about these payments. The tables below reflect the amount of compensation that would be payable to each of the named executive officers in various scenarios involving termination of the named executive officer’s employment, including following a change in control based on these employment agreements. The amount of compensation payable to each named officer upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each named officer is shown below. The amounts shown assume that the termination was effective on December 31, 2007 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the officers upon their termination. The actual amounts to be paid out can only be determined at the time of the officer’s separation from us. The officer would also have available the value of exercisable options reflected in the Outstanding Equity Awards at Fiscal Year End table. In the event of retirement, death or disability before the annual cash (short-term incentive) is paid, the Compensation Committee has the discretion to authorize payment (in full or on a prorated basis) of the amount the officer would have received. We have assumed that the Compensation Committee would have authorized the payment of the full award for purposes of the tables below.
The short-term disability plan pays up to 77 days. The payments are 66.67% of base salary a week up to $750 per week. The long-term disability plan pays 60% of an executive officer’s salary up to $15,000 per month until Social Security retirement age or not longer disabled. The long-term disability plan is optional and plan premiums are paid for by the executive officer that chooses to participate. The life insurance plan pays the beneficiary an amount equal to 3 times the applicable officer’s annual salary up to a maximum of $900,000.

				Termination
		Involuntary		related to	Termination	Termination
	Voluntary	Not For Cause	For Cause	Change in	in event of	in event of
	Termination	Termination	Termination	Control on	Disability on	Death on
Mr. Compofelice	on 12/31/2007	on 12/31/2007	on 12/31/2007	12/31/2007	12/31/2007 *	12/31/2007
Compensation:
Severance	$—	$259,615	$—	$1,495,000	$—	$—
Annual Incentive 1)	$393,637	$393,637	$393,637	$1,888,637	$393,637	$393,637
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$—	$1,734,649	$1,734,649	$1,734,649
Unvested and Accelerated Restricted Stock	$—	$—	$—	$925,500	$925,500	$925,500
Benefits & Perquisites:
Health Benefits	$—	$—	$—	$13,227	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$180,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$900,000
Excise Tax & Gross-Up	$—	$—	$—	$1,628,261	$—	$—
Total	$393,637	$653,252	$393,637	$7,685,274	$3,233,786	$3,953,786

1)	For cases of Volunatry Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2007 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age

				Termination
		Involuntary Not		related to	Termination in
	Voluntary	For Cause	For Cause	Change-in-	event of	Termination in
	Termination on	Termination on	Termination on	Control on	Disability on	event of Death on
Mr. Jones	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007
Compensation:
Severance	$—	$166,667	$—	$747,500	$—	$—
Annual Incentive 1)	$134,271	$134,271	$134,271	$831 ,963	$134,271	$134,271
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$	$254,381	$254,381	$254,381
Unvested and Accelerated Restricted Stock	$—	$—	$—	$784,824	$784,824	$784,824
Benefits & Perquisites:
Health Benefits	$—	$3,818	$—	$8,818	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$150,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$750,000
Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$—
Total	$134,271	$309,755	$134,271	$2,627,486	$1,323,475	$1,923,475

1)	For cases of Volunatry Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2007 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age

				Termination
		Involuntary		related to	Termination	Termination
	Voluntary	Not For Cause	For Cause	Change-in-	in event of	in event of
	Termination	Termination	Termination	Control on	Disability on	Death on
Mr. O’Connor	on 12/31/2007	on 12/31/2007	on 12/31/2007	12/31/2007	12/31/2007	12/31/2007
Compensation:
Severance	$—	$5,288	$—	$412,500	$—	$—
Incentive 1)	$159,698	$159,698	$159,698	$399,244	$159,698	$159,698
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$—	$9,674	$9,674	$9,674
Unvested and Accelerated Restricted Stock	$—	$—	$—	$510,876	$510,876	$510,876
Benefits & Perquisites:
Health Benefits	$—	$19,419	$—	$19,419	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$165,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$825,000
Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$—
Total	$159,698	$184,405	$159,698	$1,351,713	$845,248	$1,505,248

1)	For cases of Volunatry Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2007 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age

				Termination
		Involuntary		related to	Termination	Termination
	Voluntary	Not For Cause	For Cause	Change-in-	in event of	in event of
	Termination	Termination	Termination	Control on	Disability on	Death on
Mr. Wallace	on 12/31/2007	on 12/31/2007	on 12/31/2007	12/31/2007	12/31/2007	12/31/2007
Compensation:
Severance	$—	$—	$—	$672,750	$—	$—
Annual Incentive 1)	$120,844	$120,844	$120,844	$769,922	$120,844	$120,844
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$—	$231 ,073	$231 ,073	$231 ,073
Unvested and Accelerated Restricted Stock	$—	$—	$—	$377,604	$377,604	$377,604
Benefits 8 Peiquisites:
Health Benefits	$—	$12,946	$—	$12,946	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$135,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$675,000
Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$—
Total	$120,844	$133,790	$120,844	$2,064.295	$864.521	$1,404,521

1)	For cases ofVolunatry Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2007 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age

				Termination
		Involuntary		related to	Termination	Termination
	Voluntary	Not For Cause	For Cause	Change-in-	in event of	in event of
	Termination	Termination	Termination	Control on	Disability on	Death on
Mr. Varma	on 12/31/2007	on 12/31/2007	on 12/31/2007	12/31/2007	12/31/2007	12/31/2007
Compensation:
Severance	$—	$125,000	$—	$747,500	$—	$—
Annual Incentive 1)	$164,271	$164,271	$164,271	$655,440	$164,271	$164,271
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$—	$39,884	$39,884	$39,884
Unvested and Accelerated Restricted Stock	$—	$—	$—	$534,939	$534,939	$534,939
Benefits 4 Perquisites:
Health Benefits	$—	$12,946	$—	$12,946	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$150,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$750,000
Excise Tax & Gross-Up	$—	$—	$—	$447,235	$—	$—
Total	$164,271	$302,217	$164,271	$2,437,344	$889,094	$1,489,094

1)	For cases ofVolunatry Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2007 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age

AUDIT COMMITTEE REPORT
During 2007, the Audit Committee was comprised of four members of our Board of Directors, Messrs. Burke, Bachmann, Hutcheson and Scoggins. Mr. Guill was added to the Audit Committee in February 2008, replacing Mr. Hutcheson on such committee.
The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee Charter is annually reassessed and updated as needed in accordance with applicable rules of the SEC and Nasdaq. Each of the present members of the Audit Committee meets the current Nasdaq independence standards and the independence standard set forth in the Securities Exchange Act of 1934.
Earlier this year, in preparation for the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2007, the Audit Committee:
•	reviewed and discussed our audited financial statements with management and the Company’s independent auditors;

•	discussed separately with management and the Company’s independent auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations or changes made by the Company’s independent auditors or the internal auditors have been implemented or resolved;

•	obtained and reviewed a report by the Company’s independent auditors describing: (i) its internal quality-control procedures; (ii) any material issues raised by: (A) its most recent internal quality-control review or peer review, or (B) any inquiry or investigation by governmental or professional authorities respecting one or more independent audits performed by the independent auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company to assess the independent auditors’ independence;

•	obtained and reviewed reports from the Company’s independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, their ramifications and the preferences of the Company’s independent auditors; and (iii) other material written communications between the independent auditors and management;

•	reviewed the overall scope and plans for the audit and the results of the examination with its independent auditors;

•	reviewed all fees paid to the independent auditors and considered whether the rendering of non-audit services is compatible with maintaining the independence of such independent auditors. These fees are described immediately following this report;

•	discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and reviewed the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company.
Based on the review and discussions stated above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
The Audit Committee

Kenneth M. Burke, Chairman	Richard A. Bachmann	Myles W. Scoggins	Ben A. Guill

PROPOSAL TWO: RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. The stockholders are being asked to ratify this appointment at the annual meeting. While stockholder approval of the appointment of PricewaterhouseCoopers LLP is not required by the Company’s charter or bylaws, our Board of Directors is requesting stockholder ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of holders of a majority of the voting power present or represented at the annual meeting, the selection will be reconsidered by the Audit Committee.
     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.
THE AUDIT COMMITTEE AND YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2008.
Independent Registered Public Accounting Firm Fees
     PricewaterhouseCoopers LLP has billed us the following amounts for professional services rendered during each of the fiscal years represented:

	2007	2006

Audit Fees(1)	$1,395,176	$1,091,522
Audit Related Fees(2)	$162,102	$213,222
Tax Fees(3)	$24,480	$71,875
All Other Fees(4)	$0	$0

	$1,581,758	$1,376,619

(1)	Reflects fees for services rendered for the audit of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year. Audit fees in 2007 include $125,000 for various SEC services, $46,000 for the re-audit related to the purchase of our Active Subsea ASA subsidiary and $188,000 of statutory audits for our various foreign subsidaries. Audit fees in 2006 include $57,000 for audit services for the February 2007 convertible debt offering.

(2)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Reflects fees for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	PricewaterhouseCoopers LLP did not perform any non-audit services for us specified in Rule 2-01(c)(4)(i)-(ix) of Regulation S-X.
Pre-Approval Process
     All of the services performed by PricewaterhouseCoopers LLP in 2007 were pre-approved by the Audit Committee. Any requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(C) under Regulation S-X. During the year, the Audit Committee Chairman has the authority to pre-approve requests for services that were not pre-approved at a regularly scheduled audit committee meeting and the Chairman will present such pre-approval to the Audit Committee at the next regularly scheduled Audit Committee meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely upon a review of the copies of the Form 3, 4 and 5 reports furnished to us and certifications from our directors and executive officers, we believe that during 2007, all of our directors, executive officers and beneficial owners of more than 10% of our common stock complied with Section 16(a) filing requirements applicable to them.
INCORPORATION BY REFERENCE
     Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such reports be subject to the liabilities of Section 18 of the Exchange Act, except, in each such case, to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.
By Order of the Board of Directors,
Rishi A. Varma
Corporate Secretary
Houston, Texas
April 29, 2008

TRICO MARINE SERVICES, INC. 3200 SW FRWY. SUITE 2950 HOUSTON, TX 77027	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Trico Marine Services, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Trico Marine Services, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TRICO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRICO MARINE SERVICES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED, AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2008.		☐	☐	☐	number(s) of the nominee(s) on the line below.
Vote on Directors
1.	Election of Directors Nominees: 01) Richard A. Bachmann 02) Kenneth M. Burke

Vote on Proposal		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers, LLP, certified public accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

3.	The proxyholders (or their substitutes) may vote in their discretion, to transact such other business as may properly come before the meeting and any adjournments or postponements thereof, including to vote for the election of such substitute nominee(s) for director as such proxies may select in the event that any nominee(s) named above become unable to serve.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE TWO DIRECTOR NOMINEES NAMED AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008. THE PROXY HOLDERS NAMED (OR THEIR SUBSTITUTES) WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please	indicate if you plan to attend this meeting. ☐ ☐

Yes No
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Submit Your Proxy by Mail
Mark, sign and date
your proxy card and
return it in the enclosed
postage-paid envelope.
TRICO MARINE SERVICES, INC.
3200 Southwest Freeway, Suite 2950
HOUSTON, TEXAS 77027

FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TRICO MARINE SERVICES, INC.
The undersigned hereby appoints Joseph S. Compofelice and Geoff A. Jones, and each of them, as proxies, with full power of substitution, and hereby authorizes either of them to represent and to vote, in the manner specified on the reverse side, all shares of common stock of Trico Marine Services, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 12, 2008, or any postponement(s) or adjournment(s) thereof. By executing this proxy, the undersigned (i) hereby revokes any previously executed proxy with respect to all proposals and (ii) hereby acknowledges receipt from the Company, prior to the execution of this proxy, of the notice of Annual Meeting and the accompanying proxy statement.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be marked, dated and signed, on the other side)